Exhibit 10.109

Execution Copy

INVESTMENT AGREEMENT

by and between

OCM MARINE INVESTMENTS CTB, LTD.,

a Cayman Islands exempt company,

and

GENERAL MARITIME CORPORATION,

a Marshall Islands corporation,

dated as of

March 29, 2011

INVESTMENT AGREEMENT

This Investment Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of March 29, 2011, by and between OCM Marine Investments CTB, Ltd., a Cayman Islands exempt company (“Investor”), and General Maritime Corporation, a Marshall Islands corporation (the “Company”).  Each of the above referenced parties is sometimes herein referred to individually as a “Party” and collectively as the “Parties.”

Investor has agreed to provide extensions of credit (the “Loans”) to the General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation (collectively, the “Borrowers”) pursuant to, and subject to the terms and conditions set forth in, the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of the date hereof, by and among the Company, the Borrowers, Investor and the Administrative Agent named therein.  Unless the context requires otherwise or as otherwise set forth herein, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

On the date hereof, certain funds managed directly or indirectly by an Affiliate of Investor executed and delivered to Borrowers and the Company a Guaranty, substantially in the form attached hereto as Exhibit A (the “Guaranty”).

In consideration for the Loans, Investor has required and the Company has agreed to issue to Investor warrants (such warrants, together with any additional warrants issued with respect thereto, collectively, the “Warrants”) to acquire shares of common stock (“Common Stock”), par value $0.01 per share, of the Company, substantially in the form attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, the Parties agree as follows:

ARTICLE I

DEFINITIONS

“2008 Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of October 20, 2008, by and among the Company, as parent, General Maritime Subsidiary Corporation, a Marshall Islands corporation, as borrower, the lenders party thereto from time to time, Nordea Bank Finland PLC, New York Branch, as administrative agent and collateral agent, and Nordea Bank Finland PLC, New York Branch, HSH Nordbank AG, and DNB Nor Bank ASA, New York Branch, as joint lead arrangers and joint book runners, as in effect on the date hereof.

“2010 Credit Agreement” means that certain Credit Agreement, dated as of July 16, 2010, by and among the Company, as parent, General Maritime Subsidiary II Corporation, a Marshall Islands corporation, as borrower, the lenders party thereto from time to time, Nordea

Bank Finland PLC, New York Branch, as administrative agent and collateral agent, and DnB Nor Bank ASA, New York Branch, and Nordea Bank Finland PLC, New York Branch, as joint lead arrangers and joint book runners, as in effect on the date hereof.

“Accelerated Equity Offering” has the meaning set forth in Section 4.05(f).

“Additional Securities” has the meaning set forth in Section 4.07(a).

“Adverse Recommendation Change” has the meaning set forth in Section 4.03(g).

“Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.

“Agreement” has the meaning set forth in the preface above.

“Approved Transfer” has the meaning set forth in Section 4.07(a).

“Board Observer” has the meaning set forth in Section 4.11(a).

“Borrowers” has the meaning set forth in the preface above.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

“Capital Stock” has the meaning set forth in Section 4.05(e).

“Closing” has the meaning set forth in Section 2.01.

“Closing Date” has the meaning set forth in Section 2.01.

“Common Stock” has the meaning set forth in the preface above.

“Company” has the meaning set forth in the preface above.

“Company Board” means the Board of Directors of the Company; provided, that, solely for purposes of Section 4.03, “Company Board” means the Board of Directors of the Company or the Independent Committee of the Board of Directors of the Company formed by the Board of Directors of the Company on January 6, 2011.

“Compensation Committee” has the meaning set forth in Section 3.01(g).

“Confidentiality Agreement” has the meaning set forth in Section 4.11(a).

“Credit Agreement” has the meaning set forth in the preface above.

“Credit Agreement Closing” has the meaning set forth in Section 2.01.

“Election Notice” has the meaning set forth in Section 4.05(c).

“Eligible Holder” has the meaning set forth in Section 4.05(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Existing Confidentiality Agreement” has the meaning set forth in Section 5.16.

“Existing Indenture” means that certain Indenture, dated as of November 12, 2009, among the Company, the Subsidiary Guarantors (as defined therein) party thereto, and The Bank of New Mellon, as trustee thereunder (as amended, supplemented and/or otherwise modified as of the date hereof).

“Expense Reimbursement” has the meaning set forth in Section 4.02.

“Filed SEC Document” means any report, schedule, form, statement or other document filed with or furnished to the SEC by the Company, or incorporated by reference into any such document, publicly available no later than the Business Day preceding the date of this Agreement.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any (i) government, (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case, whether federal, state, local, municipal, foreign, supranational or of any other jurisdiction.

“Guaranty” has the meaning set forth in the preface above.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution or exchange for indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise, (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guaranties in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a lien on a Person’s assets, (viii) accrued interest to and including the date of Closing in respect of any of the obligations described in the foregoing clauses (i) through (vii) of this definition and all premiums, penalties, charges, fees, expenses and other amounts that are or would be due (including with respect to early termination) in connection with the payment and satisfaction in full of such obligations, and (ix) any other debt-like liabilities of a Person, or any liabilities of a Person that were not incurred in the Ordinary Course of Business.

“Investor” has the meaning set forth in the preface above.

“Law” means all laws, statutes, rules, regulations, codes, injunctions, decrees, orders, ordinances, registration requirements, disclosure requirements and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

“Loans” has the meaning set forth in the preface above.

“New Securities” has the meaning set forth in Section 4.05(e).

“NYSE” has the meaning set forth in Section 4.03(a).

“Offering Period” has the meaning set forth in Section 4.05(c).

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Party” and “Parties” each has the respective meaning set forth in the preface above.

“Permitted Transfer” has the meaning set forth in Section 4.07(a).

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Authority or another entity.

“Preemptive Rights Notice” has the meaning set forth in Section 4.05(c).

“Preemptive Rights Securities” means any New Securities offered to Investor and/or its Affiliates pursuant to Section 4.05(a).

“Preliminary Proxy Statement” means the preliminary proxy statement originally filed by the Company with the SEC on March 9, 2011, as amended and/or supplemented from time to time, as such amendments and/or supplements are filed with the SEC no later than the Business Day prior to the date hereof.

“Prohibited Ownership Levels” has the meaning set forth in Section 4.07(b)(ii).

“Proxy Date” has the meaning set forth in Section 4.03(c).

“Proxy Statement” has the meaning set forth in Section 4.03(a).

“Public Offering” has the meaning set forth in Section 4.05(g)(i).

“Public Offering Securities” has the meaning set forth in Section 4.05(g)(ii).

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into by and among the Company, Investor, Peter C. Georgiopoulos, PCG Boss Limited, a

Delaware corporation, and OCM Marine Holdings TP, L.P., a Cayman Islands exempted limited partnership, substantially in the form attached hereto as Exhibit C.

“Representatives” means, with respect to any Person, the Affiliates of such Person and such Person’s and its Affiliates’ respective directors, employees, attorneys, accountants, investment bankers, financial advisors, consultants and other advisors.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” means the affirmative vote of holders of a majority of the shares of Common Stock entitled to vote on the Shareholder Proposals present in person or represented by proxy at the Special Meeting or any adjournment or postponement thereof (only if a quorum of the holders of shares of Common Stock is present at the Special Meeting (by proxy or in person) as determined under the Company’s governing documents and Marshall Islands law) to adopt the Shareholder Proposals as required by or undertaken in consultation with the NYSE.

“Shareholder Proposals” has the meaning set forth in Section 4.03(c).

“Special Meeting” has the meaning set forth in Section 4.03(a).

“Standstill Period” means the period beginning on the Closing Date and ending on the earliest of (i) the second (2nd) anniversary thereof, (ii) such time as Investor, together with its Affiliates, collectively has beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) of less than ten percent (10%) of the Common Stock, (iii) the public announcement or commencement by any Person of a tender or exchange offer by any Person (excluding Investor or any of its Affiliates, but specifically including the Company or any of its Subsidiaries) for at least a majority of the Common Stock, (iv) the public announcement by the Company of its entry into a merger, consolidation, business combination or similar transaction as a result of which the holders of Common Stock, as of immediately prior to such transaction, would cease to hold at least a majority of the Common Stock (or shares of the surviving entity), or (v) the public announcement by the Company or any of its Subsidiaries of the entry into an agreement relating to the sale of all or substantially all of the assets of the Company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company or other business entity, a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company or other business entity gains or losses or shall be or control the managing member or general partner of such partnership, limited liability company or other business entity.

“Transaction Expenses” means all fees, costs and expenses incurred by or on behalf of a Party in anticipation of, in connection with, or otherwise related to, the transactions contemplated by the Credit Documents (including all of the fees, expenses and other costs of legal counsel, investment bankers, brokers, accountants and other Representatives and consultants and any amounts paid in connection with obtaining any consents of Governmental Authorities or third parties in connection with the transactions contemplated by the Credit Documents).

“Transfer” has the meaning set forth in Section 4.07(a).

“Transaction Shares” has the meaning set forth in Section 4.05(a).

“Warrant Exercise Shares” has the meaning set forth in Section 4.07(a).

“Warrants” has the meaning set forth in the preface above.

ARTICLE II

CLOSING

Section 2.01           Closing.  On the terms set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place concurrently with, and subject to, the consummation of the closing under the Credit Agreement (the “Credit Agreement Closing”), at the location thereof (or at such other location as the Parties may mutually agree in writing).  The date on which the Closing occurs is referred to herein as the “Closing Date.”

Section 2.02           Issuance of Warrants; Registration Rights Agreement.  At the Closing, (i) the Company shall issue and deliver to Investor, and Investor shall accept, the Warrants and (ii) each of the Company and Investor shall execute and deliver the Registration Rights Agreement.

ARTICLE III

PRE-CLOSING COVENANTS

Section 3.01           Operation of Business.  From the date of this Agreement until the earlier to occur of the Closing and the termination of this Agreement pursuant to Section 5.15, the Company shall, and shall cause each of its Subsidiaries to, except as otherwise expressly required by this Agreement, any Credit Document or applicable Law, or to the extent that Investor shall otherwise consent in writing (such consent not to be unreasonably withheld): (i) carry on its business in the Ordinary Course of Business; (ii) use commercially reasonable efforts to preserve substantially intact its current business organization and to preserve its relationships with significant customers, charterers, suppliers, licensors, licensees, distributors, wholesalers, lessors, lessees and others having significant business dealings with the Company or any of its Subsidiaries; and (iii) comply with applicable Law in all material respects, in each case consistent with past practice.  Without limiting the generality of the foregoing, except with the prior written consent of Investor (such consent not to be unreasonably withheld) or as otherwise required by this Agreement, any Credit Document or applicable Law, during the period from the date of this Agreement until the Closing, the Company shall not, and shall cause each of its Subsidiaries to not:

(a)   amend its certificate of incorporation, bylaws or other similar governing documents, as in effect on the date hereof, except as contemplated by the Preliminary Proxy Statement;

(b)   sell, transfer, assign, convey, lease, license, or otherwise dispose of any of its assets, tangible or intangible, or properties except (i) pursuant to a signed agreement or instrument previously provided to Investor or included in the Filed SEC Documents, or (ii) in the Ordinary Course of Business for aggregate consideration of $500,000 or less;

(c)   incur, assume or guarantee the payment of any Indebtedness, or assume, guaranty or otherwise became liable or responsible (whether directly, contingently or otherwise) for any obligations of any Person, other than as permitted under the 2008 Credit Agreement and 2010 Credit Agreement;

(d)   make any capital investment in or any loan to (or series of related capital investments in or loans to) any Person (other than (i) by the Company to a wholly owned Subsidiary thereof, or (ii) by a wholly owned Subsidiary of the Company to another wholly owned Subsidiary of the Company or to the Company), except in the Ordinary Course of Business;

(e)   make any capital expenditures except in the Ordinary Course of Business;

(f)    declare, set aside or pay any dividend or make any distribution with respect to its capital stock or other equity interests (whether in cash or in kind) or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or other equity interests; provided, that wholly owned Subsidiaries of the Company may make or pay dividends or distributions on their respective capital stock or other equity interests;

(g)   issue, sell or otherwise dispose of any of its capital stock or other equity interests, or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock or other equity interests, or modify or amend any right of any holder of any of its outstanding capital stock or other equity interests (including by re-pricing the conversion or exercise price or amending the conversion rate of any convertible or exercisable securities), other than issuances or sales (i) to any director, officer, employee or consultant of the Company or any of its Subsidiaries or joint ventures pursuant to the General Maritime Corporation 2001 Stock Incentive Plan as in effect on March 25, 2011, or any other compensatory plan or arrangement of the Company or any of its Subsidiaries approved by the Company Board or the Compensation Committee of the Company Board (the “Compensation Committee”), (ii) in connection with the exercise of any stock options granted thereunder or (iii) by a wholly owned Subsidiary to the Company or another wholly owned Subsidiary of the Company;

(h)   except as may be required by Law or a change in GAAP, change, in any material respect, its accounting methods, principles or practices as in effect on the date hereof;

(i)    merge or consolidate with, or purchase an equity interest in or any assets of, any Person or any division or business thereof, if the aggregate amount of the consideration paid or transferred by the Company and its Subsidiaries in connection with all such transactions would exceed $500,000, other than (i) any such action solely between or among the Company and its Subsidiaries or (ii) the acquisition of the vessel named “Genmar Spartiate” for an aggregate consideration of less than $69,000,000, provided, however, the Company shall be permitted to incur reasonable additional costs and expenses related to such acquisition in an aggregate amount up to $6,000,000; or

(j)    authorize or enter into any agreement, delivery or purchase order or contract to do any of the foregoing.

Notwithstanding anything to the contrary contained in the foregoing, the covenants set forth in this Section 3.01 shall not apply to the extent that they conflict with or are prohibited by the terms of Section 3.6 of the Existing Indenture.

Section 3.02           Access.  From the date of this Agreement until the earlier to occur of the Closing and the termination of this Agreement pursuant to Section 5.15, the Company shall use commercially reasonable efforts to ensure that Investor and its Representatives have reasonable access during normal business hours to all premises, properties, executive officers, books, records, contracts and documents of the Company and its Subsidiaries, in each case for the purpose of implementing the transactions contemplated by this Agreement.  Notwithstanding the foregoing, the Company shall not be required to provide access to or disclose information where the Company reasonably determines that such access or disclosure would jeopardize the attorney-client privilege of the Company or any of its Subsidiaries or conflict with or violate any Law.

Section 3.03           Press Releases; Disclosure.  Except as contemplated by Section 4.03(g), each of the Company and Investor agrees that neither of them will, and each of them will cause its respective Affiliates to not, issue any public release, disclosure or announcement concerning the transactions contemplated by the Credit Documents without the prior written consent of the other Party, except to the extent such release, disclosure or announcement may be required by Law or the rules or regulations of any applicable securities exchange, in which case the Party required to make the release, disclosure or announcement shall provide the other Party reasonable time to comment on such release or announcement in advance of such issuance and, unless it is unreasonable to do so, shall incorporate any and all changes requested by such other Party.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.01           Required Clearance.  From and after the Closing, in the event that any clearance, consent or approval of any Governmental Authority, including the passage or termination of any waiting period under the HSR Act or any comparable applicable non-U.S. competition or antitrust Law, is required in order for Investor and/or its Affiliates to (i) receive or exercise all or any portion of the Warrants or (ii) acquire all or any Preemptive Rights Securities, the Company shall cooperate in good faith and exercise reasonable efforts, at the Company’s expense, to assist Investor and/or such Affiliate in obtaining such clearance, consent or approval, including by (A) preparing and furnishing all reasonably necessary information and documentation in connection with the preparation of necessary filings or submissions of information and making presentations to Governmental Authorities, (B) promptly notifying Investor and/or such Affiliate of, and if in writing, furnishing Investor and/or such Affiliate with copies of (or, in the case of material oral communications, advising Investor and/or such Affiliate orally of) any communications from or with any Governmental Authority, (C) permitting Investor and/or such Affiliate to review and discuss in advance, and considering in good faith the views of Investor and/or such Affiliate in connection with, any proposed written (or any material proposed oral) communication with any Governmental Authority, (D) not participating in any meeting with any Governmental Authority unless it consults with Investor and/or such Affiliate in advance, and to the extent permitted by such Governmental Authority, gives Investor and/or such Affiliate the opportunity to attend and participate thereat, (E) furnishing Investor and/or such Affiliate with copies of all filings, written communications and other material correspondence between it and any Governmental Authority, (F) responding as promptly as practicable to any inquiries or requests received from any Governmental Authority for additional information or documentation or otherwise and (G) otherwise doing whatever is reasonably necessary, proper or advisable to assist and cooperate with Investor and/or such Affiliate, in each case with respect to such clearance, consent or approval.  The Company shall not be required to bear any of the expenses of Investor and/or its Affiliates incurred in connection with the matters contemplated by this Section 4.01, except that the Company shall pay the filing fee with respect to one HSR Act filing on behalf of Investor and/or its Affiliates, as and when requested by Investor.  Transaction Expenses.  Subject to the limitations set forth in the last sentence of Section 4.01 and Section 8 of the Registration Rights Agreement, all of the reasonable, out-of-pocket and documented Transaction Expenses of Investor, including all expenses payable by the Company pursuant to Section 13.01 of the Credit Agreement, and all Transaction Expenses of the Company, shall be borne by the Company, whether or not the Closing occurs.  All such expenses of Investor, to the extent not borne directly by the Company, shall be reimbursed by the Company to Investor (the “Expense Reimbursement”), in cash, by wire transfer of immediately available funds, on the earliest to occur of (i) the Closing, (ii) prior to, and as a condition of, any termination by the Borrowers of the Credit Agreement, and (iii) within two (2) Business Days following any termination by Investor of the Credit Agreement.  If the Company fails to pay the Expense Reimbursement when due pursuant to this Section 4.02, and in order to obtain such payment, Investor commences any proceeding which results in a judgment against the Company therefor, the Company shall pay to Investor the reasonable costs and expenses incurred by Investor and its Representatives in connection with such proceedings, including reasonable attorney fees and disbursements.  The Parties acknowledge that the agreements contained in this Section 4.02 are an integral part of the transactions contemplated by the Credit Documents and that, without these agreements, Investor would not have entered into the Credit Agreement or continued to pursue the transactions contemplated by the Credit Documents.

Section 4.03           Preparation of Proxy Statement; Special Meeting.  The Company shall exercise its reasonable best efforts to obtain, as promptly as reasonably practicable following the Closing, the Shareholder Approval.  In furtherance thereof, and without limiting the generality of the foregoing:

(a)   as promptly as practicable after the Closing, the Company shall prepare and shall, no later than ten (10) Business Days after the Closing Date, cause to be filed with the SEC a preliminary form of proxy statement relating to a special meeting (the “Special Meeting”) of shareholders of the Company (as so amended and together with any other amendments thereof or supplements thereto, the “Proxy Statement”).  Except as expressly contemplated by Section 4.03(g), the Proxy Statement shall include a recommendation by the Company Board to adopt the Shareholder Proposals.  The Company will cause the Proxy Statement and any amendments or supplements thereto, and all other documents that the Company files with the SEC in connection with the Shareholder Proposals, at the time of the mailing thereof, and at the time of the Special Meeting, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, no representation or warranty is made by the Company with respect to information supplied by Investor for inclusion or incorporation by reference in the Proxy Statement.  The Company shall cause the Proxy Statement, together with any amendments or supplements thereto, and all other documents that the Company files with the SEC in connection with the Shareholder Proposals, to comply as to form in all material respects with the applicable provisions of the Exchange Act and to satisfy all applicable rules of the New York Stock Exchange (the “NYSE”).  The Company shall promptly notify Investor upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall provide Investor with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, relating to or affecting the Proxy Statement.  The Company shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, and the Company shall provide Investor and its counsel a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff.  Prior to the filing of the Proxy Statement or the dissemination thereof to the holders of Common Stock, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Investor and its counsel a reasonable opportunity to review and to propose comments on such document or response and, unless it is unreasonable to do so, shall incorporate any and all changes requested by Investor.

(b)   Investor shall provide to the Company all information concerning Investor as may be reasonably requested by the Company in connection with the preparation of the Proxy Statement and shall otherwise reasonably assist and cooperate, at the Company’s expense, with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto.  Investor will cause the information supplied by it expressly for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Special Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made by Investor with respect to any information included or incorporated by reference in the Proxy Statement, other than the information supplied by Investor expressly for inclusion or incorporation by reference in the Proxy Statement.

(c)   The Company shall (i) submit to the shareholders of the Company for approval at the Special Meeting the following: (x) any adjustments to the number of shares of Common Stock or type or form of securities into which the Warrants are exercisable pursuant to the Warrant, (y) the issuance from time to time of additional Warrants pursuant to the Warrant (and the issuance of any shares of Common Stock purchasable under any additional Warrants) and (z) the issuance from time to time of Preemptive Rights Securities (including securities issued or issuable upon exercise, conversion or exchange of Preemptive Rights Securities that are exercisable, convertible or exchangeable into other securities by their terms) (collectively, the “Shareholder Proposals”), and (ii) mail to the holders of Common Stock determined as of the record date established for the Special Meeting a Proxy Statement (the date the Company elects to take such action or is required to take such action, the “Proxy Date”).

(d)   The Company shall duly call, convene and hold the Special Meeting as promptly as reasonably practicable after the Proxy Date (and in any event within forty (40) days thereof).  Any postponement of the Shareholder Meeting shall require the prior written consent of Investor (which shall not be unreasonably withheld).  Notwithstanding anything to the contrary contained in the foregoing, the Company (i) shall be permitted to postpone or adjourn the Special Meeting, if such postponement is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure (x) which the SEC or its staff (or the NYSE or its staff) has instructed the Company is necessary under applicable Law or stock exchange rule or (y) as required under applicable Law or stock exchange rule for any supplemental or amended disclosure to be disseminated and reviewed by the holders of Common Stock prior to the Special Meeting or (z) which discloses an Adverse Recommendation Change, and (ii) shall be permitted to, and shall, if requested by Investor, postpone or adjourn the Special Meeting if (x) there are insufficient shares of Common Stock represented at the Special Meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business proposed thereat or (y) within two (2) Business Days prior to the date of the Special Meeting, the Company has not received a sufficient number of proxies voting for the adoption of the Shareholder Proposals, which have not been withdrawn, to obtain the Shareholder Approval.

(e)   The Company shall not change the record date or establish a different record date for the Special Meeting without the prior written consent of Investor, unless required to do so by applicable Law or the governing documents of the Company.  The Company shall use its reasonable best efforts to solicit proxies in favor of the adoption of the Shareholder Proposals and shall ensure that all proxies solicited in connection with the Special Meeting are solicited in compliance with all applicable Laws and all rules of the NYSE.  The Company shall submit the Shareholder Proposals to the holders of Common Stock at the Special Meeting even if the Company Board shall have effected an Adverse Recommendation Change or proposed or announced any intention to do so.  The Company shall advise Investor at least once per each of the last seven (7) Business Days prior to the date of the Special Meeting as to the aggregate tally of proxies received by the Company with respect to the Shareholder Approval.  The adoption of the Shareholder Proposals shall be the only matter (other than procedural matters and possibly a reverse stock split) which the Company shall propose to be acted on by the holders of Common Stock at the Special Meeting.

(f)    If at any time prior to the date of the Special Meeting, any event or circumstance relating to the Company, any of its Subsidiaries or any of their respective officers or directors should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall (i) promptly inform Investor of such event or circumstance, (ii) provide Investor and its counsel with a draft of such amendment or supplement and a reasonable opportunity to review and to propose comments on such document, (iii) incorporate any and all changes requested by Investor unless unreasonable to do so, and (iv) to the extent necessary distribute said amendment or supplement to the holders of the Common Stock (and as required by applicable Law, postpone or adjourn the Special Meeting).  Each of Investor and the Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect.

(g)   Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Shareholder Approval, the Company Board may withdraw, rescind, modify or qualify, or propose to publicly withdraw, modify or qualify, in a manner adverse to Investor its recommendation to adopt the Shareholder Proposals (any of the foregoing, an “Adverse Recommendation Change”) only if the Company Board concludes in good faith, after consultation with and upon the advice of its outside legal counsel, based on events or circumstances that the Company Board did not have knowledge of as of the date of this Agreement, that the failure to take such action would be inconsistent with its fiduciary obligations under applicable Law.  Notwithstanding the foregoing, the Company Board shall not be entitled to make an Adverse Recommendation Change unless (i) the Company shall have provided prior written notice to Investor, at least five (5) Business Days in advance, or such shorter period of time if the Company Board concludes in good faith, after consultation with and upon the advice of its outside legal counsel, that such shorter period of time is necessary in connection with the discharge by the Company Board of its fiduciary obligations under applicable Law, that the Company Board will effect an Adverse Recommendation Change and specifying with reasonable particularity the reasons therefor, (ii) during such five (5) Business Day (or shorter) period, if requested by Investor, the Company shall have engaged in good faith negotiations with Investor to amend this Agreement or any other Credit Documents in such a manner that would obviate the need for such Adverse Recommendation Change, and (iii) the Company Board shall have considered in good faith any adjustments to this Agreement and/or any other Credit Documents that may be proposed by Investor no later than 5:00 p.m., New York City time, on the fifth (5th) Business Day of such five (5) Business Day period (or at the conclusion of such shorter period) and shall have determined, after consultation with and upon the advice of its outside legal counsel, that no adjustment has been made that would obviate the need for such Adverse Recommendation Change.  Except as otherwise expressly provided herein, the Company’s obligations under the Credit Documents (including this Section 4.03) shall not be affected by any Adverse Recommendation Change.

Section 4.04           Warrants.  The aggregate number of shares of Common Stock initially issuable upon exercise of the Warrants to be issued to Investor at the Closing shall be equal to the product of (x) 0.199, multiplied by (y) the difference of (i) the aggregate number of shares of Common Stock outstanding as of immediately prior to the Closing minus (ii) the aggregate number of shares of Common Stock issued after the date of the announcement by the Company of the transactions contemplated hereby and prior to the Closing at a price per share greater than or equal to $2.55.  For purposes of this Section 4.04, equitable adjustment shall be made to reflect stock splits, stock combinations, stock dividends, recapitalizations and similar transactions after the date hereof but prior to the Closing.

Section 4.05           Preemptive Rights.

(a)   Subject to the limitations set forth in Section 4.08, following the Closing, and until such time as Investor, together with its Affiliates, first ceases to beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act) shares of Common Stock purchasable under Warrants, shares of Common Stock purchased under Warrants, shares of Common Stock previously issued under this Section 4.05 and shares of Common Stock purchasable or acquirable under other securities previously issued under this Section 4.05 (collectively but, without duplication, “Transaction Shares”) equal to at least 50% of the aggregate Transaction Shares theretofore issued to Investor and its Affiliates (including any such Transaction Shares transferred to any of them pursuant to Section 4.05(f)), the Company shall offer each of Investor and each of its Affiliates that owns beneficially or of record any Transaction Shares (each, an “Eligible Holder”), on the terms and conditions of this Section 4.05, the right to purchase or subscribe for up to an aggregate number of New Securities equal to the product of (i) the total number of New Securities to be issued or sold by the Company and (ii) a fraction, the numerator of which is the aggregate number of Transaction Shares beneficially owned by such Eligible Holder, and the denominator of which is the aggregate number of shares of Common Stock outstanding plus the aggregate number of all Transaction Shares that all Eligible Holders may then purchase under Warrants or other exercisable, convertible or exchangeable securities, in each case, determined as of the date on which the Preemptive Rights Notice is delivered, or in the case of an Accelerated Equity Offering, as of immediately prior thereto.  However, the Company may elect not to extend preemptive rights under this Section 4.05 to Investor or any of its Affiliates that is not an “accredited investor” within the meaning of Regulation D under the Securities Act or whose participation in the offering or sale would, in and of itself, in the reasonable good faith judgment of the Company, require registration or qualification under any U.S. federal, state or non-U.S. securities law (assuming any such registration and/or qualification would not be required but for such Person’s participation) and, if it does so, the Persons so excluded shall not be entitled to the rights provided under this Section 4.05; provided, that in such case, Investor and/or any one or more of the other Eligible Holders who are not so excluded shall be entitled to exercise the rights of the Persons so excluded in their stead, with such rights to be reallocated among Investor and/or such other Eligible Holders as determined by those of them holding a majority of the Common Stock beneficially owned by all of them.

(b)   Subject to the last sentence of Section 4.05(a) and in accordance with the provisions of this Section 4.05, each Eligible Holder shall be entitled to purchase all or any portion of such New Securities (as set forth in Section 4.05(a)) at the most favorable price such New Securities are to be sold or issued.  Each Eligible Holder participating in such purchase shall be obligated to execute agreements with respect to such purchase, in each case no more restrictive and providing for no fewer rights, remedies or privileges to such Eligible Holder than such agreements to be executed by any other proposed purchaser of such New Securities.  Except as provided in Section 4.05(f), the sale of the New Securities to each Eligible Holder shall be no later than concurrent with the sale of such New Securities to the other proposed purchaser(s) of such New Securities, and the purchase price therefor shall be payable by such Eligible Holder at the same time and in the same manner as payable by the other proposed purchaser(s) of such New Securities; provided that, if the Company accepts payment for any such New Securities in any form other than cash (U.S. dollars), each Eligible Holder shall have the option to make such payment in cash (U.S. dollars) by wire transfer of immediately available funds to an account designated by the Company or in the form of such other consideration paid by the other purchaser(s); provided, further, that the sale of New Securities to any Eligible Holder may be delayed as reasonable necessary to obtain any required clearance, consent or approval of any Governmental Authority, including the passage or termination of any waiting period under the HSR Act or any comparable applicable non-U.S. competition or antitrust Law, it being understood that, with respect to any such required clearance, consent or approval, the Company shall cooperate with the Eligible Holder in accordance with Section 4.01.  The exercise by any Eligible Holder of its purchase rights under this Section 4.05(b) shall be subject to receipt of the Shareholder Approval, to the extent required therefor, including pursuant to the NYSE Listed Company Manual.

(c)   In order to exercise its purchase rights under this Section 4.05, each Eligible Holder must deliver a written notice (an “Election Notice”) to the Company describing its election hereunder.  Such Election Notice must be delivered to the Company no later than ten (10) Business Days (the “Offering Period”) following such Eligible Holder’s receipt of written notice from the Company (a “Preemptive Rights Notice”) describing in reasonable detail the type, class and number of New Securities being offered, the purchase price thereof, the other material terms and conditions associated therewith, and such Eligible Holder’s percentage allotment.  Each Eligible Holder who fails for any reason to deliver an Election Notice to the Company within the Offering Period shall be deemed to have irrevocably waived any and all of his, her or its rights under this Section 4.05 in respect of the issuance of New Securities described in the applicable Preemptive Rights Notice.

(d)   Upon the expiration of the Offering Period and during the 150-day period immediately thereafter, the Company shall be entitled to sell any New Securities which any Eligible Holder has not elected to purchase, on terms and conditions no more favorable to the purchasers thereof than those offered to the Eligible Holders pursuant to Section 4.05(c).  Any New Securities offered or sold by the Company after such 150-day period must be reoffered to each Eligible Holder pursuant to the terms of this Section 4.05.

(e)   For purposes hereof, “New Securities” means any (x) shares of capital stock or other equity interests in the Company or any successor thereto (“Capital Stock”), (y) any warrants, options, or other rights to subscribe for or to acquire, directly or indirectly, Capital Stock, whether or not then exercisable or convertible, and (z) any interests, notes, or other securities which are convertible into or exchangeable for, directly or indirectly, Capital Stock, whether or not then convertible or exchangeable; provided that, New Securities shall not include any such securities or other interests issued (i) as consideration in a bona fide business combination or acquisition (whether structured as a merger, consolidation or otherwise) (including in connection with acquisitions of vessels or other assets) by the Company or its Subsidiaries (and not to any Affiliates of the Company or any of its Subsidiaries or any members of the “immediate family” (as such term is defined in Rule 16a-1(e) under the Exchange Act)  thereof or to any Affiliates of any of the foregoing), (ii) as “kickers” to lenders pursuant to bona fide third-party debt financings (and not to any Affiliates of the Company or any of its

Subsidiaries or any members of the “immediate family” (as such term is defined in Rule 16a-1(e) under the Exchange Act) thereof or to any Affiliates of any of the foregoing), (iii) to any director, officer, employee or consultant of the Company or any of its Subsidiaries or joint ventures pursuant to the General Maritime Corporation 2001 Stock Incentive Plan as in effect on March 25, 2011, or any other compensatory plan or arrangement of the Company or any of its Subsidiaries approved by the Company Board or the Compensation Committee, (iv) pursuant to any stock splits, stock combinations, stock dividends, dividends of purchase rights or other securities and similar transactions, (v) upon conversion, exchange or exercise of any securities previously issued in compliance with this Section 4.05, (vi) upon conversion, exchange or exercise of any securities previously issued and in respect of which the Eligible Holders were not entitled to participate under this Section 4.05 because such securities were excluded from the definition of “New Securities” by any of clauses (i), (ii), (iii) or (iv) of this paragraph, (vii) upon conversion, exchange or exercise of any securities outstanding on the date of this Agreement or on the Closing Date, or (viii) to the extent such securities or other interests constitute Public Offering Securities (it being understood that, with respect to any Public Offering Securities, the provisions of Section 4.05(g) shall govern).

(f)    Notwithstanding any provision in this Agreement to the contrary, if the Company Board determines in good faith that it is in the best interests of the Company that an issuance of New Securities otherwise subject to this Section 4.05 be conducted on an accelerated basis due to cash or liquidity requirements (including a prospective breach of a liquidity covenant) (an “Accelerated Equity Offering”), then such issuance may be completed otherwise than in compliance with the procedures set out in this Section 4.05; provided, that the Company and the subscriber(s) of the New Securities offered pursuant to the Accelerated Equity Offering shall, as a condition to the consummation of the Accelerated Equity Offering, be required to agree in writing, for the benefit of the Eligible Holders, that promptly, and in any event no later than ten (10) days after such issuance, such subscriber(s) shall, and the Company shall cause such subscriber(s) to, offer to sell to each Eligible Holder such portion of the issuance of New Securities as each such Eligible Holder would have been entitled to subscribe for had such issuance been effected through an offering subject to the rights set out in clauses (a) through (e) above of this Section 4.05, at the price and on the terms thereof.  Notwithstanding anything herein to the contrary, during any period of time between the consummation of an Accelerated Equity Offering and the final determination, in accordance with this Section 4.05, of the number of New Securities, if any, that the Eligible Holders purchase with respect to such offering, the New Securities issued in such Accelerated Equity Offering shall not be deemed to be outstanding for purposes of determining any rights of Investor or any of its Affiliates that are based upon the share ownership of any of them.

(g)   For so long as the Company remains subject to the obligation to offer Eligible Holders the right to purchase or subscribe for New Securities pursuant to Section 4.05(a):

(i)            No fewer than five (5) Business days prior to the commencement by the Company of any offering, or proposed offering, of securities or other interests to the public under or covered by a registration statement filed with the SEC pursuant to the Securities Act (a “Public Offering”), the Company shall provide written notice to Investor of its intention to do so.

(ii)           Following the consummation of any Public Offering, the Company shall promptly (and in any event within five (5) Business Days) offer each Eligible Holder the right to purchase or subscribe for, at the same price at which the securities or other interests issued in such Public Offering (any such securities or other interests, collectively, “Public Offering Securities”) were sold, up to an aggregate number of securities or other interests of the same class and type as the Public Offering Securities issued in such Public Offering which each such Eligible Holder otherwise would have been entitled to purchase or subscribe for had such Eligible Holder been entitled to exercise its preemptive rights hereunder in connection with such Public Offering.  The other terms and conditions of this Section 4.05 shall apply in respect of such issuances and sales contemplated by this Section 4.05(g)(ii), mutatis mutandis.

Section 4.06           Further Assurances.  From and after the Closing, in the event any further action is reasonably necessary to carry out the purposes of this Agreement or to obtain the Shareholder Approval, the Company shall take all such necessary action as may be reasonably requested by Investor to achieve such intent; provided, that this Section 4.06 shall not abrogate or limit any of the terms of Section 4.03(g).

Section 4.07           Transfer Restrictions.

(a)   From the date of the Closing until the second (2nd) anniversary thereof, except in a Permitted Transfer, Investor shall not, directly or indirectly, sell, assign, transfer, pledge, exchange, hypothecate or otherwise dispose of (“Transfer”) any of the Warrants or shares of Common Stock issued to Investor upon the exercise thereof (“Warrant Exercise Shares”) or any securities issued in connection with any adjustment under the Warrants (the “Additional Securities”).  For purposes hereof, “Permitted Transfer” means a Transfer (i) with the prior written consent of the Company or directly in connection with a transaction approved or recommended by the Company Board or any committee thereof having the authority to so approve or recommend such Transfer (an “Approved Transfer”) or (ii) to an Affiliate of Investor who no later than concurrently with such Transfer agrees in writing to be bound by (and who shall thereupon have the rights under) the provisions of this Section 4.07 and Sections 4.08, 5.02, 5.05, 5.06, 5.07, 5.09, 5.10, 5.11, 5.12, and 5.13.

(b)   Except in an Approved Transfer, Investor and its Affiliates shall not Transfer any of the Warrants, Warrant Exercise Shares and/or Additional Securities to:

(i)            any Person engaged primarily or with an Affiliate engaged primarily in the ownership, leasing or operation of crude oil tankers or product tankers; provided, that the foregoing will not apply to a private equity or investment fund with an investment in a Person so engaged so long as the private equity or investment fund agrees in writing to hold such investment separate from its interest in the Company and not to seek to combine the business, assets or management of such Person with the business, assets or management of the Company; or

(ii)           any Person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) if as a result of such Transfer, such Person or “group” would, directly or indirectly, (x) “beneficially own” (as such term is used in Section 13(d) of the Exchange Act) or own of record thirty percent (30%) or more of the Common Stock or other voting or economic equity interests of the Company (or any successor thereto by asset sale) or (y) beneficially own greater than fifty percent (50%) of the Common Stock or other voting or economic equity interests of the Company (or any successor thereto by asset sale); provided that, for purposes of clause (y) foregoing, such Person or “group” shall be deemed to beneficially own all shares of Common Stock that such Person or “group” has the right to acquire (ownership of securities prohibited by clauses (x)-(y) foregoing, “Prohibited Ownership Levels”).

(c)   From the Closing Date until the first (1st) anniversary thereof, except with the prior written consent of the Company, Investor shall not, directly or indirectly, enter into any hedging agreement, hedging arrangement or other hedging transaction with respect to the Common Stock and/or Additional Securities (including the Warrant Exercise Shares) or other arrangement that Transfers, in whole or in part, any of the economic consequences of ownership of the Warrants and/or Common Stock (including the Warrant Exercise Shares and/or Additional Securities), whether any such aforementioned transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise.

Section 4.08           Standstill.

(a)   Without the prior written consent of the Company, during the Standstill Period, Investor agrees that neither Investor nor any of its Affiliates (or any of their respective Representatives acting on behalf of or in concert with Investor or any of its Representatives) will, directly or indirectly:

(i)            acquire or propose to acquire, or otherwise enter into any agreement to acquire, beneficial ownership of any capital stock of the Company other than (x) the acquisition of the Warrants pursuant to this Agreement or (y) pursuant to (i) the exercise of the Warrants, (ii) the issuance from time to time of additional warrants pursuant to the Warrants or (iii) Section 4.05; or

(ii)           make any proposal or announcement (except any proposal or announcement made privately to the Company Board or any member thereof, which would not require public disclosure thereof by the Company, Investor or any of their respective Affiliates) with respect to, or engage in, any (x) merger, consolidation, business combination or similar transaction with or involving the Company or (y) acquisition of all or a substantial portion of the assets of the Company.

(b)   Notwithstanding the rights granted to Investor and its Affiliates under the Warrants and Section 4.05 to acquire additional securities of the Company after the Closing, Investor, together with its Affiliates or as part of any “group,” shall not acquire the Prohibited Ownership Levels, and Investor agrees that the Company shall not issue any additional Warrants, Warrant Exercise Shares, Additional Securities, Preemptive Rights Securities or New Securities to Investor or any Affiliate thereof if such issuance would cause Investor, together with its Affiliates, to beneficially own or own of record securities at or above the Prohibited Ownership Levels.

Section 4.09           Rights as Creditor.  Notwithstanding anything herein to the contrary, nothing in Section 4.07 and Section 4.08, shall in any manner limit or otherwise restrict Investor or any of its Affiliates or any “group” in which any of them is a member from exercising any and all rights and remedies available to any of them as a creditor of the Company or any of its Subsidiaries, including remedies under the Credit Agreement.  For the avoidance of doubt, from and after any acquisition of interests by any such Person in excess of the Prohibited Ownership Levels pursuant to an exercise of rights or remedies as contemplated by this Section 4.09, the restrictions set forth in Section 4.07 and Section 4.08 shall thereafter cease to apply and shall be of no further force or effect.

Section 4.10           Notification of Certain Matters.  The Company shall give prompt notice to Investor of the occurrence or non-occurrence of any event which is likely to result in any material failure by the Company to comply with or satisfy any covenant or agreement to be complied with or satisfied hereunder; provided that, the delivery of any notice pursuant to this Section 4.10 shall not limit or otherwise affect any remedies available to Investor in respect thereof.

Section 4.11           Board Observer Rights.

(a)   After the Closing, for so long as Investor, together with its Affiliates, continues to beneficially own (i) Common Stock (assuming full exercise of all of the Warrants) representing at least twenty-five percent (25%) of the Common Stock issued to Investor at the Closing (assuming full exercise of all of the Warrants and subject to equitable adjustment to reflect stock splits, stock combinations, stock dividends, recapitalizations and similar transactions) or (ii) at least $50,000,000 in principal amount of Loans, the Company shall permit Investor to designate one (1) representative as determined by Investor in its sole discretion, who has executed and delivered to the Company a confidentiality agreement in form and substance reasonably satisfactory to the Company (the “Confidentiality Agreement”), to attend as a non-voting observer all meetings of the Company Board and all committees thereof (the “Board Observer”).

(b)   Subject to the Board Observer executing and delivering to the Company the Confidentiality Agreement (and subject to the last sentence of this Section 4.11(b)), after the Closing, the Company agrees that the Board Observer shall be entitled to receive all notices, documents, materials and other information given to members of the Company Board or any committee thereof, as and when given to any such members, and shall be reimbursed by the Company for all of his or her reasonable costs and expenses (including reasonable travel expenses) incurred in connection with attending meetings of the Company Board and any committee thereof, in each case to the same extent and in the same time and manner and subject to policies no more restrictive than those applicable to, any such members.  Notwithstanding the foregoing or anything contained herein to the contrary, the Company shall not be required to provide or otherwise disclose any notices, documents, materials or other information to the Board Observer, or permit the Board Observer to attend any meetings of the Company Board and/or any committees thereof, where the Company reasonably determines that such disclosure or attendance would jeopardize the attorney-client privilege of the Company or any of its Subsidiaries or conflict with or violate any Law or order.

(c)   Investor may, by written notice to the Company from time to time, suspend and un-suspend the right of the Board Observer to attend any or all meetings of the Company Board and/or any committees thereof and to receive any such notices, documents, materials or other information as provided herein, and during the pendency of any such suspensions, the Company shall not permit the attendance by the Board Observer at any such meetings nor make available to the Board Observer any such notices, documents, materials or other information nor otherwise provide Investor or its Affiliates with any material nonpublic information regarding the Company or its Subsidiaries.

Section 4.12           No Frustration.  The Company shall not take any action which would materially conflict with or frustrate the purpose of the Warrants or any adjustment or exercise thereof or any purchase of New Securities pursuant to Section 4.05, including that the Company shall (i) at all time keep reserved for issuance a sufficient number of shares of Common Stock as may be required to be issued from time to time under the Warrants, and (ii) not adopt any rights plan or similar agreement unless the potential adverse effects of any such plan or agreement expressly exclude any such Person and his, her or its Affiliates and their respective ownership (beneficial or of record) of any securities acquirable by such Persons pursuant to the Warrants and Section 4.05 hereof; provided, that this Section 4.12 shall not abrogate or limit any of the terms of Section 4.03(g).

MISCELLANEOUS

Section 5.01           Third-Party Beneficiaries.  This Agreement is not intended to, and shall not, confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and, as applicable, Investor’s Affiliates. Remedies.  Each Party agrees that money damages would not be a sufficient remedy for a breach or a threatened breach of this Agreement and that each Party shall be entitled to specific performance and injunctive or other equitable relief without the posting of a bond or other security as a remedy for any such breach or threatened breach, in addition to all other remedies available at law or in equity.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any right, power or privilege hereunder.  In the event of any legal proceedings for the enforcement of this Agreement, the reasonable costs and expenses incurred by the prevailing party and its Representatives in connection with such proceedings, including reasonable attorney fees and disbursements, shall be reimbursed by the non-prevailing party. Entire Agreement.  This Agreement, together with the other Credit Documents, the Guaranty and the Existing Confidentiality Agreement, constitutes the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof (except for the Existing Confidentiality Agreement, which shall remain in full force and effect notwithstanding the Closing or earlier termination of this Agreement in accordance with Section 5.15). Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Parties; provided, that Investor may, subject to the terms and conditions of this Agreement, (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates or (ii) designate one or more of its Affiliates to perform its obligations hereunder; provided, further, that in the case of the foregoing clauses (i) and (ii), Investor shall remain responsible for the performance of all of its obligations hereunder. Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the Parties at the following addresses and facsimile numbers:If to Investor:

OCM Marine Investments CTB, Ltd.
c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, California 90071
Facsimile:	(213) 830-6300
Attention:	B. James Ford
Adam Pierce

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP
333 South Hope Street
Los Angeles, California 90071
Facsimile:	(213) 680-8500
Attention:	Damon R. Fisher
Samantha Good
Hamed Meshki

If to the Company:

General Maritime Corporation
299 Park Avenue
New York, New York 10171
Facsimile:	(212) 763-5607
Attention:	Chief Financial Officer

with copies (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Facsimile:	(212) 715-8000
Attention:	Thomas E. Molner
Terrence L. Shen

Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Facsimile:	(212) 836-8689

Attention:	Emanuel S. Cherney
Steven G. Canner

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 5.06 or by facsimile transmission to the facsimile number as provided in this Section 5.06, be deemed given on the day so delivered, or, if delivered after 5:00 p.m. local time of the recipient or on a day other than a Business Day, then on the next proceeding Business Day, (ii) if delivered by mail in the manner described above to the address as provided in this Section 5.06, be deemed given on the earlier of the third (3rd) Business Day following mailing or upon receipt and (iii) if delivered by overnight courier to the address as provided for in this Section 5.06, be deemed given on the earlier of the first (1st) Business Day following the date sent by such overnight courier or upon receipt, in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 5.06.  Either Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

Section 5.07           Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Investor.  No waiver by either Party of any default, misrepresentation, or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.  No such waiver, nor any waiver of any condition to a Party’s obligations hereunder shall be effective unless the same shall be in writing and signed by the Party providing such waiver. Incorporation of Exhibits.  Each of the exhibits identified in this Agreement are incorporated herein by reference and made a part hereof. Construction.  Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.  If either Party has breached any covenant or agreement contained in this Agreement in any respect, the fact that there exists another covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached shall not detract from or mitigate the fact that such Party is in breach of the first covenant or agreement. Interpretation.  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement and (v) the word “including” means “including without limitation. Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, including Section 5-1401 of the New York General Obligations Law. WAIVER OF JURY TRIAL.  THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING,

AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  THE PARTIES AGREE THAT EITHER OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. Jurisdiction and Venue.  Each Party consents to the jurisdiction and venue of the United States federal and state courts in the Borough of Manhattan, City of New York, for any action, suit or proceeding arising from or in connection with the interpretation or enforcement of this Agreement. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.  This Agreement and any amendments hereto, to the extent signed and delivered by means of digital imaging and electronic mail or a facsimile machine, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. Termination.  This Agreement shall automatically terminate, without any action being required by either of the Parties or any other Person, if, at any time prior to the Closing, the Credit Agreement is terminated. Procedure and Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 5.15, this Agreement shall become void and there shall be no liability on the part of either Party except (a) this Section 5.16 shall survive any such termination of this Agreement, and (b) in the case of a knowing and intentional breach by either Party of any of their respective representations and warranties, covenants or agreements made in this Agreement; provided, that the foregoing shall not limit any rights or remedies of any party arising under any other Credit Document.  In addition, the Parties agree that the letter agreement, dated as of January 10, 2011, among the Company, Oaktree Principal Fund V, L.P. and Oaktree FF Investment Fund, L.P. remains in full force and effect as of the date hereof and shall survive any termination of this Agreement and/or the Closing (the “Existing Confidentiality Agreement”).

Section 5.17           Investor Representations.  Investor hereby represents and warrants to, and agrees with, the Company, as of the date hereof and as of the Closing Date, as set forth below in this Section 5.17.

(a)   Neither Investor nor any of its Affiliates or Associates (as such terms are defined in the Amended and Restated Articles of Incorporation of the Company): (i) is as of the date hereof, has been during the three-year period ending on the date hereof, or will be immediately before the Closing, an Interested Stockholder (as such term is defined in the Amended and Restated Articles of Incorporation of the Company) (assuming the Company Board has approved the transactions contemplated by this Agreement and the other Credit Documents prior to the signing hereof and thereof).

(b)   Investor is not (i) a “Related Party” of the Company or (ii) a subsidiary or affiliate of a Related Party of the Company (in each case as such terms used in Rule 312.03 of the NYSE Listed Company Manual).

(c)   Investor is an “accredited investor” as such term is used in Regulation D under the Securities Act, and has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

(d)   Investor is acquiring the Warrants at the Closing (and any shares of Common Stock issued or issuable pursuant to the exercise thereof) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.

(e)   Except as provided in the Registration Rights Agreement, Investor acknowledges and agrees that the Warrants to be acquired by it hereunder (and any shares of Common Stock issued or issuable pursuant to the exercise thereof) have not been registered under the Securities Act, and must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GENERAL MARITIME CORPORATION

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	Executive Vice President &
Chief Financial Officer

OCM MARINE INVESTMENTS CTB, LTD.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ B. James Ford
	Name:	B. James Ford
	Title:	Managing Director

By:	/s/ Adam S. Pierce
	Name:	Adam C. Pierce
	Title:	Managing Director

[Signature Page – GMR Investment Agreement]

Exhibit A

Form of Guaranty

Form of Guaranty

Guaranty, dated as of March 29, 2011 (this “Guaranty”), by                                (each, a “Guarantor” and collectively, the “Guarantors”) in favor of General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation, each, a Marshall Islands corporation (collectively, the “Borrowers”), and General Maritime Corporation a Marshall Islands corporation (the “Company”).  Reference is hereby made to the Credit Agreement (the “Credit Agreement”), dated as of the date hereof, by and among the Company, the Borrowers, OCM Administrative Agent, LLC, a Delaware limited liability company, and OCM Marine Investments CTB, Ltd., a Cayman Islands exempted company (“Investor”).  Unless the context requires otherwise or as otherwise set forth herein, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.  Each Guarantor acknowledges and agrees that (i) it will receive substantial benefits from the consummation of the transactions contemplated by the Credit Agreement and the other Credit Documents, (ii) for other good and valuable consideration, the sufficiency of which is clearly acknowledged, it is entering into and providing this Guaranty, (iii) this Guaranty is a material inducement for the Company, the Borrowers and their Affiliates to enter into the Credit Agreement and the Credit Documents and an integral part of the transactions contemplated by the Credit Agreement and the other Credit Documents and (iv) without this Guaranty, the Company, the Borrowers and their Affiliates would not have entered into the Credit Agreement and the other Credit Documents or continued to pursue the transactions contemplated by the Credit Agreement and the other Credit Documents.

1.             Guaranty.  To the extent that Investor breaches its obligation to make the Loans under the Credit Agreement upon the satisfaction or waiver (in writing) of all conditions precedent set forth in Section 5 thereof at any time that such Credit Agreement has not been terminated in accordance therewith, the Guarantors hereby irrevocably and unconditionally guaranty to the Company and the Borrowers, severally in accordance with the Guarantors’ Guaranty Percentages (the “Guaranty Percentages”) set forth on the schedule provided to the Company and the Borrowers concurrently herewith, but only up to the Maximum Amount (as defined below), (i) the payment of Investor’s obligations to extend (or cause to be extended) to the Borrowers the Loans under the Credit Agreement at the Closing (the “Guaranteed Obligations”), and (ii) the prompt, full and complete performance, payment and discharge of each and every obligation of Investor (and each and every successor or assignee thereof) under the Credit Agreement and the other Credit Documents through and including the Closing.  The maximum aggregate liability of the Guarantors hereunder shall not exceed $200 million, plus any reasonable costs of enforcement and collection of this Guaranty against the Guarantors (the “Maximum Amount”), and the Company and the Borrowers hereby agree that the Guarantors shall in no event be required to pay more than the Maximum Amount under or in respect of this Guaranty, nor shall any Guarantor in any event be required to pay more than its Guaranty Percentage of the Maximum Amount under or in respect of this Guaranty, and no Guarantor shall have any obligation or liability to any Person relating to, arising out of or in connection with this Guaranty other than as expressly set forth herein.  If the Guaranteed Obligations are due, Guarantors shall pay the Guaranteed Obligations, and thereupon, Guarantors shall immediately succeed to all rights and obligations of Lender under the Credit Agreement and Investor under the Investment Agreement, and the Closing shall be deemed to have occurred with the Guarantors having the identity of the Lender and Investor, as the case may be, thereunder.

2.             Sole Remedy.  The Company and the Borrowers acknowledge and agree that the sole asset of Investor is cash in a de minimis amount and that no additional funds are expected to be contributed to Investor unless the Closing occurs.  The Borrowers further agree that neither of them has any right of recovery against, and no personal liability shall attach to, any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any Guarantor (other than a party to the Credit Agreement or another Credit Document or another Guarantor) or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing (each of the foregoing a “Guarantor Affiliate”), through Investor or otherwise, whether by or through attempted piercing of the corporate (or limited liability company or partnership) veil, by or through a claim by or on behalf of Investor against any other Guarantor Affiliate (other than a party to the Credit Agreement or another Credit Document or another Guarantor), by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise.  Recourse against the Guarantors under this Guaranty shall be the sole and exclusive remedy of the Company, the Borrowers and all of their Affiliates against any Guarantor or any Guarantor Affiliate in respect of any liabilities or obligations arising under, or in connection with, the Credit Agreement and the other Credit Documents or the transactions contemplated thereby.  Nothing set forth in this Guaranty shall confer or give or shall be construed to confer or give to any Person any rights or remedies against any Person other than the Guarantors as expressly set forth herein.

3.             Termination.  This Guaranty shall terminate (and the Guarantors shall have no further obligation hereunder) as of the earliest of (i) such time as mutually agreed by the Guarantors, the Company and the Borrowers, (ii) the Closing under the Credit Agreement or (iii) upon any termination of the Credit Agreement pursuant to Section 13 thereof (other than pursuant to clause (b) of Section 13.23 thereof due to a material breach thereof or of the Investment Agreement by Investor).  In the event that the Company, the Borrowers or any of their Subsidiaries or Affiliates asserts in any litigation or other proceeding relating to the Credit Documents or this Guaranty that the provisions hereof (including Section 1 limiting the Guarantors’ aggregate liability to the Maximum Amount or each Guarantor’s aggregate liability to its Guaranty Percentage thereof, or Section 2 relating to this Guaranty being the sole and exclusive remedy of the Company, the Borrowers and their Affiliates against any Guarantor or any Guarantor Affiliate (other than a party to the Credit Agreement or another Credit Document or another Guarantor)) are illegal, invalid or unenforceable in whole or in part, or asserting any theory of liability against any Guarantor or any Guarantor Affiliate (other than a party to the Credit Agreement or another Credit Document or another Guarantor) with respect to the transactions contemplated by the Credit Agreement or another Credit Document or this Guaranty other than liability of the Guarantors under this Guaranty (and, without duplication, the liability of the Guarantor Affiliates that are parties to the Credit Agreement and/or the other Credit Documents), then (x) the obligations of the Guarantors under this Guaranty shall terminate ab initio and be null and void, (y) if any Guarantor has previously made any payments under this Guaranty, it shall be entitled to recover such payments from the Company and/or the Borrowers, and (z) neither any Guarantor nor any Guarantor Affiliate shall have any liability to the Company and/or either Borrower or any of their respective Affiliates with respect to the transactions contemplated by the Credit Documents or under this Guaranty (other than Investor under the Credit Agreement and/or the other Credit Documents).

4.             Representations and Warranties.  Each Guarantor hereby represents and warrants to the Company and the Borrowers that (a) this Guaranty constitutes the legal, valid and binding obligation of such Guarantor, enforceable against its terms (subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law)), (b) such Guarantor has the right, power and authority to execute and deliver this Guaranty and to perform its obligations hereunder, and the execution, delivery and performance of this Guaranty by such Guarantor have been duly authorized by all necessary action on behalf of such Guarantor, and (c) this Agreement has been duly executed and delivered by such Guarantor.

5.             Confidentiality.  The identity of the actual parties providing this Guaranty (and the schedule to be delivered concurrently herewith) shall be treated as confidential and may not be disclosed, except with the express prior written consent of the Guarantors; provided, however, that the Company may disclose the same to the extent required by Law or New York Stock Exchange rule.

6.             Severability.  Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided, however, that this Guaranty may not be enforced without giving effect to the limitation of the amount payable hereunder to the Maximum Amount (and, in the case of any Guarantor, to its Guaranty Percentage thereof) provided in Section 1 and to the provisions of Sections 2 and 3 and to this Section 6.

7.             Miscellaneous.  Each of Sections 5.01 through 5.14 of the Investment Agreement (excluding Section 5.08) is hereby incorporated herein by reference, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

Exhibit B

Form of Warrant

Execution Copy

THE SECURITY REPRESENTED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED ON [                ], 2011, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE TRANSFER OF THE SECURITY REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO THE RESTRICTIONS DESCRIBED IN SECTION 8 HEREOF, AND NO TRANSFER OF THE SECURITY REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS RELATING TO SUCH RESTRICTIONS HAVE BEEN COMPLIED WITH.

General Maritime Corporation

STOCK PURCHASE WARRANT

Date of Issuance: [ ], 2011 (the “Date of Issuance”)	Certificate No. W-[1]

FOR VALUE RECEIVED, General Maritime Corporation, a Marshall Islands corporation (the “Company”), hereby grants to OCM Marine Investments CTB, Ltd., a Cayman Islands exempt company, and/or its registered assigns (the “Registered Holder”) the right (this “Warrant”) to purchase from the Company [            ] shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), at a price per share equal to $0.01 (the “Exercise Price”).  This Warrant, and any additional warrants issued from time to time pursuant to the terms hereof, are collectively referred to herein as the “Warrants.”  The Warrants issued or issuable pursuant to the terms hereof are part of a single series issued or issuable pursuant to the provisions of that certain Investment Agreement, dated as of March 29, 2011, by and between the Company and Investor (as amended, restated, supplemented or otherwise modified from time to time, the “Investment Agreement”).  Certain capitalized terms used herein are defined in Section 6, unless the context otherwise requires.  The amount and kind of securities obtainable pursuant to the rights granted hereunder are subject to adjustment pursuant to the provisions contained in this Warrant.

For income tax purposes, the value of this Warrant on the date hereof is $[                      ].(1)

This Warrant is subject to the following provisions:

Section 1.               Exercise of Warrant.

(1)  To be agreed to by the Company and Investor acting reasonably.

1A.          Exercise Period.  The holder of this Warrant may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the seventh (7th) anniversary hereof (the “Exercise Period”).

1B.          Exercise Procedures.

(i)            This Warrant shall be deemed to have been exercised (in whole or in part) when the Company has received all of the following items (as the case may be from time to time, the “Exercise Time”):

(a)           a completed Exercise Agreement, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

(b)           this Warrant;

(c)           if this Warrant is not registered in the name of the Purchaser, an assignment or assignments in the form of Exhibit A attached hereto (each, an “Assignment”) evidencing the assignment of this Warrant to such Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 8; and

(d)           either (x) wire transfer of immediately available funds or a check payable to the Company in an amount equal to the product of the Exercise Price and the number of shares of Common Stock being purchased upon such exercise (the “Aggregate Exercise Price”) or (y) the surrender to the Company of debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price (provided that, for purposes of this Section 1B(i)(d), the Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon).

(ii)           As an alternative to the exercise of this Warrant as provided in Section 1B(i), the holder of this Warrant may exchange all or part of the purchase rights represented by this Warrant by surrendering this Warrant to the Company, together with a written notice to the Company that such holder is exchanging this Warrant (or a portion thereof) for an aggregate number of shares of Common Stock specified in the notice, from which the Company shall withhold and not issue to such holder a number of shares of Common Stock with an aggregate Market Price equal to the Aggregate Exercise Price of the shares of Common Stock specified in such notice (and such withheld shares shall no longer be issuable under this Warrant).

(iii)          The Company shall deliver to the Purchaser, no later than five (5) Business Days after any Exercise Time, shares of Common Stock issued upon the applicable exercise of this Warrant (“Warrant Exercise Shares”).  Unless the Exercise Period has expired or all of the purchase rights represented hereby have been exercised, the Company shall, in the case of each Exercise Time, prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall,

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within such five (5) Business Day period, deliver such new Warrant to the Person designated for such delivery in the Exercise Agreement.

(iv)          Notwithstanding the five (5) Business Day period described in Section 1B(iii), the Warrant Exercise Shares shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Exercise Shares at the Exercise Time.

(v)           The issuance from time to time of Warrant Exercise Shares or any new Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection therewith.  Each Warrant Exercise Share shall upon payment of the Exercise Price therefor, be fully paid and nonassessable and free and clear of all liens.

(vi)          The Company shall not close its books against the transfer of this Warrant or any Warrant Exercise Shares in any manner which interferes with the timely exercise of this Warrant.  The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

(vii)         The Company shall provide reasonable assistance and cooperation to any Registered Holder or Purchaser in connection with any filings required to be made with, or approvals required to be obtained of, any Governmental Authority by such Registered Holder or Purchaser prior to or in connection with any exercise of this Warrant (including by making any filings required to be made by the Company).

(viii)        Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of such registered public offering or sale of the Company, in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

(ix)           The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants.  The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violating the Company’s governing documents, any applicable Law or any requirements of the New York Stock Exchange (the “NYSE”) or any U.S. securities exchange upon which shares of Common Stock may be listed.  The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

(x)            Upon any exercise of this Warrant, the Company may require customary investment representations from the Purchaser to the extent necessary to assure that the issuance of the Common Stock hereunder shall not require registration or qualification under the Act, or

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the rules and regulations promulgated thereunder, or any other applicable securities Laws (including as to the Purchaser’s investment intent and as to its status as an “accredited investor” (as defined in Regulation D promulgated under the Act)).

1C.          Exercise Agreement.  Upon any exercise of this Warrant, the exercise agreement to be delivered by the Purchaser pursuant to Section 1B(i)(a) shall be substantially in the form attached hereto as Exhibit B (the “Exercise Agreement”), except that if the Warrant Exercise Shares are not to be issued in the name of the Purchaser, the Exercise Agreement shall also state the name of the Person to whom the certificates for such Warrant Exercise Shares are to be issued, and if the number of Warrant Exercise Shares to be issued in connection with such exercise does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.  Such Exercise Agreement shall be dated the actual date of execution thereof.

Section 2.               Adjustment of Number of Warrant Exercise Shares.  In order to prevent dilution of the rights granted under this Warrant, the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2 (including Sections 2A, 2B, 2C and 2D).

2A.          Customary Adjustments.

(i)            Subdivision or Combination of Common Stock.  If the Company at any time prior to the expiration of the Exercise Period subdivides (by any stock split, stock dividend, reclassification, recapitalization or other similar transaction) one or more classes of its Common Stock into a greater number of shares, subject to obtaining the Shareholder Approval, to the extent required, including pursuant to the NYSE Listed Company Manual, the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased.  If the Company at any time prior to the expiration of the Exercise Period combines (by reverse stock split, reclassification, recapitalization or other similar transaction) one or more classes of its Common Stock into a smaller number of shares, the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased (subject to obtaining the Shareholder Approval, to the extent required, including pursuant to the NYSE Listed Company Manual).

(ii)           Reorganization, Reclassification, Consolidation, Merger or Sale.  Prior to the consummation of any Organic Change, but subject to obtaining the Shareholder Approval, to the extent required, including pursuant to the NYSE Listed Company Manual, the Company shall make appropriate provision to insure that each holder of the Warrants shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder’s Warrant, such cash, stock, securities or other assets or property as would have been issued or payable in such Organic Change (if the holder had exercised this Warrant immediately prior to such Organic Change) with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder’s Warrant had such Organic Change not taken place.  In any such case, the Company shall make appropriate provision with respect to such holders’ rights and interests

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to insure that the provisions of this Section 2 and Sections 3 and 4 shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment in the number and class of securities acquirable and receivable upon exercise of the Warrants).  The Company shall not effect any Organic Change, unless prior to the consummation thereof, the successor entity (if other than the Company) which would result from such Organic Change assumes irrevocably and in writing, expressly for the benefit of each holder of Warrants (which assumption shall, unless such Organic Change is a bona fide third party transaction undertaken with a Person or Persons who are not Affiliates of the Company or its Subsidiaries, be in form and substance reasonably satisfactory to the Requisite Holders), the obligation to deliver to each holder of the Warrants such cash, stock, securities or other assets or property as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(iii)          Certain Events.  If any event occurs of the type contemplated by the provisions of this Section 2A, but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company shall make an appropriate adjustment in the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holder of this Warrant; provided that, no such adjustment pursuant to this Section 2A(iii) shall decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 2A.

2B.          Anti-Dilution Adjustments.

(i)            Additional Warrants.  If at any time prior to [              ], 2018,(2) the Company issues or sells, or, pursuant to Section 2B(ii), is deemed to have issued or sold, any share of Common Stock for a consideration per share (the “Per Share Issue Price”) less than $2.55 (subject to equitable adjustments to reflect stock splits, stock combinations, stock dividends, recapitalizations or other similar transactions after closing of the transactions contemplated by the Investment Agreement), then immediately upon such issuance or sale or deemed issuance or sale (a “Triggering Issuance”), the Company shall, subject to obtaining Shareholder Approval, to the extent required, including pursuant to the NYSE Listed Company Manual, issue to the Registered Holder additional Warrants to acquire a number of shares Common Stock equal to the product of (i) 0.199, (ii) the number of shares of Common Stock issued or issuable pursuant to such Triggering Issuance and (iii) a fraction (A) the numerator of which is the aggregate number of shares of Common Stock then purchasable under the Warrants, and in the case of Investor and its Affiliates, Warrant Exercise Shares, then held by such Registered Holder, and (B) the denominator of which is the aggregate number of shares of Common Stock for which Warrants theretofore have been issued by the Company (whether or not then exercised).  Any such additional Warrants shall be in substantially the same form as this Warrant.

(ii)           Deemed Issuance or Sale; Determination of Per Share Issue Price.  For purposes Section 2B(i), the following shall be applicable to determining the “Per Share Issue Price” of deemed issuances of Common Stock:

(2)  Insert the date of the 7th anniversary of the Closing Date.

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(a)           Issuance of Rights or Options.  If the Company in any manner grants or sells any rights or options to subscribe for or purchase Common Stock or Convertible Securities (any such rights or options, “Options”), then such share or shares of Common Stock shall be deemed to have been issued and sold by the Company at such time for the Per Share Issue Price.  For purposes of this paragraph, “Per Share Issue Price” for the Common Stock issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of such Option, shall be equal to the sum of the lowest amounts of consideration (if any) received or to be received by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of the Convertible Security.  No further issuance of Warrants shall be made upon the actual issue of such Common Stock or of such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

(b)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any securities directly or indirectly convertible into or exchangeable for Common Stock (any such securities, “Convertible Securities”), then such share or shares of Common Stock shall be deemed to have been issued and sold by the Company at such time for the Per Share Issue Price.  For purposes of this paragraph, “Per Share Issue Price” for the Common Stock issuable upon conversion or exchange of any Convertible Security shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance of the Convertible Security and upon the conversion or exchange of such Convertible Security.  No further issuance of Warrants shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options with respect to which Warrants had been or are to be issued pursuant to Section 2B(ii)(a), no further issuance of Warrants shall be made by reason of such issue or sale.

(c)           Change in Option Price or Conversion Rate.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time so as to reduce the Per Share Issue Price for the Common Stock issuable with respect thereto, the Company shall, subject to obtaining the Shareholder Approval, to the extent required, including pursuant to the NYSE Listed Company Manual, immediately issue to the Registered Holder a number of additional Warrants that, taken together with any Warrants previously issued pursuant to this Section 2B with respect to the initial issuance or sale or deemed issuance or sale of such Options or Convertible Securities, equals the number of Warrants which would have been issued at the time of such initial issuance or sale or deemed issuance or sale had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially issued or sold or deemed to have been issued or sold.  If the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance are changed in

6

the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change for purposes of this Section 2B.

(d)           Calculation of Consideration Received.  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received in connection therewith shall be deemed to be the amount received by the Company therefor.  In case any Common Stock, Options or Convertible Securities are issued or sold for any consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt.  In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options and/or Convertible Securities, as the case may be.  The fair value of any such consideration, other than cash or securities, shall be reasonably determined in good faith by the Board of Directors of the Company (the “Company Board”) at the time of such issuance or sale or deemed issuance or sale; provided that, if the Requisite Holders in good faith dispute such determination, fair value shall be determined by an appraiser jointly selected by the Company and the Requisite Holders (subject, if Investor, together with its Affiliates, does not constitute the Requisite Holders, to the Company’s receipt of reasonable assurances from the Requisite Holders as to their ability to satisfy their obligations, if and to the extent applicable, contained at the end of this paragraph with respect to the fees and expenses of such appraiser).  The Company and the Requisite Holders shall instruct such appraiser that it may not assign a fair value greater than the greatest value determined by either such party nor less than the lowest value determined by either such party.  The determination of such appraiser shall be final and binding on the Company and the holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company; provided that, if such appraiser determines that the actual fair value of the relevant consideration is (i) less than ten percent (10%) less than the fair value as determined by the Company Board, and (ii) closer to the fair value as determined by the Company Board than to the fair value as determined by the Requisite Holders, then such fees and expenses shall be paid by the Requisite Holders; provided, further, that each holder of Warrants agrees that it shall reimburse, upon demand, the Requisite Holders for such holder’s proportional share of such fees and expenses based on the number of Warrants held by such holder.

(e)           Integrated Transactions.  In case any Common Stock, Options or Convertible Securities are issued in connection with the issue or sale of other securities of the Company, including the incurrence of any indebtedness by the Company or any of its Subsidiaries, together comprising one integrated transaction in which no specific consideration is allocated to such Common Stock, Options or Convertible Securities by the parties thereto, the Company Board shall reasonably determine in good

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faith the consideration to be allocated to such Common Stock, Options or Convertible Securities for purposes hereof; provided that, if the Company Board fails to make such determination at the time of such issuance or sale, such Common Stock, Options or Convertible Securities shall be deemed to have been issued without consideration.

(f)            Record Date.  If the Company takes a record of the holders of any securities of the Company for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

2C.          Notwithstanding anything contained herein to the contrary, there shall be no adjustment to the number of shares of Common Stock obtainable upon exercise of any Warrant with respect to (x) the granting of shares of restricted or unrestricted Common Stock, stock options, stock appreciation rights, dividend equivalent rights or performance shares (or, as applicable, the exercise thereof) to any director, officer, employee or consultant of the Company or any of its Subsidiaries or joint ventures pursuant to the General Maritime Corporation 2001 Stock Incentive Plan as in effect on March 25, 2011, or any other compensatory plan or arrangement of the Company or any of its Subsidiaries approved by the Company Board or the Compensation Committee of the Company Board (the “Compensation Committee”), (y) Common Stock issued or issuable upon exercise of the Warrants or in respect of any Purchase Rights granted, issued or sold to the holder of this Warrant pursuant to Section 4, or (z) the issuance of any Common Stock or other securities upon conversion, exchange or exercise of any securities outstanding on the date hereof.

2D.          Notices.  The Company shall give written notice to the Registered Holder:

(i)            promptly and in any event within one (1) day, upon any adjustment to the number of shares of Common Stock obtainable upon exercise of this Warrant pursuant to Section 2A, setting forth in reasonable detail and certifying the calculation of such adjustment;

(ii)           at least ten (10) Business Days prior to the date on which the Company consummates a Triggering Issuance, setting forth in reasonable detail the terms and conditions of such Triggering Issuance (including the Per Share Issue Price of Common Stock with respect thereto) and the estimated number of additional Warrants to be issued pursuant to Section 2B;

(iii)          at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; and

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(iv)          at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation shall take place;

or, in the case of any of the foregoing clauses (ii) through (iv) above, such shorter period of time to the extent determined by the Company Board in good faith that it would not be reasonably practicable for the Company to provide such notice at least ten (10) Business Days prior, in which case the Company shall provide such notice as promptly as reasonably practicable prior.

Section 3.               Liquidating Dividends.  If at any time prior to the expiration of the Exercise Period, the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a “Liquidating Dividend”), then the Company shall pay to the Registered Holder, at the time of payment thereof, cash, in an amount equal to the portion of the Liquidating Dividend that would have been paid to the Registered Holder had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 4.               Purchase Rights.  If at any time prior to the expiration of the Exercise Period, the Company grants, issues or sells any Options, Convertible Securities or other rights to acquire securities of the Company or other property pro rata to the record holders of any class of Common Stock (“Purchase Rights”), then the Registered Holder shall be entitled to aggregate Purchase Rights, upon terms no less favorable than those offered to the record holders of Common Stock, equal to the Purchase Rights that the Registered Holder would have been entitled had this Warrant been fully exercised immediately prior to the date on which a record is taken for the issuance of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the issuance of such Purchase Rights.

Section 5.               No Duplication  Notwithstanding anything contained herein to the contrary, if the provisions of more than one sub-section of Section 2 (including Sections 2A, 2B, 2C and 2D), Section 3 or Section 4 could require, in connection with a single transaction or issuance, an adjustment to the number of shares of Common Stock obtainable upon exercise of this Warrant and/or issuance of additional Warrants, rights or securities to the Registered Holder under this Warrant, only one such provision shall apply, without duplication, and only one adjustment or issuance shall be made in connection therewith (it being understood, for the avoidance of doubt, that with respect to any single transaction, the holder of this Warrant may be entitled either to such an adjustment or to the issuance of additional rights or securities, as is more favorable to the holder, as determined by the Requisite Holders, but not both), and there shall be no adjustment or issuance of rights or other securities to the Registered Holder pursuant to this Warrant with respect to (x) the granting of shares of restricted or unrestricted Common Stock, stock options, stock appreciation rights, dividend equivalent rights or performance shares (or, as applicable, the exercise thereof) to any director, officer, employee or consultant of the Company or any of its Subsidiaries or joint ventures pursuant to the General Maritime Corporation 2001 Stock Incentive Plan as in effect on March 25, 2011, or any other compensatory plan or arrangement of the Company or any of its Subsidiaries approved by the

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Company Board or the Compensation Committee, (y) Common Stock issued or issuable upon exercise of the Warrants or in respect of any Purchase Rights granted, issued or sold to the holder of this Warrant pursuant to Section 4, or (z) the issuance of any Common Stock or other securities upon conversion, exchange or exercise of any securities outstanding on the date hereof.

Section 6.               Definitions.  The following terms have meanings set forth below:

“Affiliate” has the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

“Governmental Authority” means any (i) government, (ii) governmental or quasi- governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case, whether federal, state, local, municipal, U.S. or non U.S., supranational or of any other jurisdiction.

“Investor” means OCM Marine Investments CTB, Ltd., a Cayman Islands exempt company.

“Law” means all laws, statutes, rules, regulations, codes, injunctions, decrees, orders, ordinances, registration requirements, disclosure requirements and other pronouncements having the effect of law of the United States, the Republic of the Marshall Islands, any other country or any U.S. or non-U.S. state, county, city or other political subdivision or of any Governmental Authority.

“Market Price” means as to any security the average of the closing prices of such security’s sales on all U.S. securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the highest bid and lowest asked prices on such day in the U.S. over-the-counter market as reported by Pink OTC Markets, Inc., or any similar successor organization, in each such case averaged over a period of eleven (11) days consisting of the day as of which “Market Price” is being determined and the ten (10) consecutive Business Days prior to such day; provided that, if such security is listed on any U.S. securities exchange or quoted in a U.S. over-the-counter market the term “Business Day” as used in this sentence means Business Days on which such exchange or market, as applicable, is open for trading.  If at any time such security is not listed on any U.S. securities exchange or quoted in the U.S. over-the-counter market, the “Market Price” shall be the fair value thereof reasonably determined in good faith by the Company Board (without applying any marketability, minority or other discounts); provided that, if the Requisite Holders in good faith dispute such determination, fair value shall be determined (without applying any marketability, minority or other discounts) by an appraiser jointly selected by the Company and the Requisite Holders (subject, if Investor, together with its Affiliates, does not constitute the Requisite Holders, to the Company’s receipt of reasonable

10

assurances from the Requisite Holders as to their ability to satisfy their obligations, if and to the extent applicable, contained at the end of this paragraph with respect to the fees and expenses of such appraiser).  The Company and the Requisite Holders shall instruct such appraiser that it may not assign a fair value greater than the greatest value determined by either such party nor less than the lowest value determined by either such party.  The determination of such appraiser shall be final and binding on the Company and the holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company; provided that, if such appraiser determines that the actual fair value of the relevant consideration is (i) less than ten percent (10%) more or less (as the case may be) than the fair value as determined by the Company Board, and (ii) closer to the fair value as determined by the Company Board than to the fair value as determined by the Requisite Holders, then such fees and expenses shall be paid by the Requisite Holders; provided, further, that each holder of Warrants agrees that it shall reimburse, upon demand, the Requisite Holders for such holder’s proportional share of such fees and expenses based on the number of Warrants held by such holder.

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other similar transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for Common Stock.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Authority or another entity.

“Requisite Holders” means Registered Holders of Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company or other business entity, a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company or other business entity gains or losses or shall be or control the managing member or general partner of such partnership, limited liability company or other business entity.

Section 7.               No Voting Rights; Limitations of Liability.  This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.  No provision hereof, in the absence of affirmative action by the holder of this Warrant to purchase Common Stock, and no enumeration herein of the rights or privileges of such holder shall give

11

rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a shareholder of the Company.

Section 8.               Assignment and Transfer.  Subject to the transfer conditions and restrictions (x) referred to in the legend endorsed hereon and/or (y) contained in the Investment Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment at the principal office of the Company.  In connection with any such transfer, the Company shall issue in the name of the transferee a new Warrant of like kind representing the same rights represented by this Warrant.  Any transfer in violation of the transfer conditions or restrictions (x) referred to in the legend endorsed hereon or (y) contained in the Investment Agreement shall be void ab initio.

Section 9.               Warrant Exchangeable for Different Denominations.  This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and such new Warrants shall represent such portion of the rights hereunder as is designated by the Registered Holder at the time of such surrender.  The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.  All Warrants representing portions of the rights hereunder are referred to herein as “Warrants.”

Section 10.             Replacement.  If any certificate evidencing the Warrants is lost, stolen, destroyed or mutilated, the Company shall (at its expense), upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be deemed to be satisfactory) of the ownership of the Warrants, execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 11.             Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to (x) the Company, at its principal executive office, with copies (which shall not constitute notice) to Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, facsimile:  (212) 715-8000, Attention: Thomas E. Molner, and (y) Investor, c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071, facsimile:  (213) 830-6300, Attention: B. James Ford and Adam Pierce, with copies (which shall not constitute notice) to Kirkland & Ellis LLP, 333 South Hope Street, Los Angeles, California 90071, facsimile:  (213) 680-8500, Attention: Damon R. Fisher, Samantha Good, and Hamed Meshki, and in the case of any other the Registered Holder, at such holder’s address as it appears in the records of the Company.  All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 11 or by facsimile transmission to the facsimile number as provided in this Section 11, be deemed given on the day so delivered, or, if delivered after 5:00 p.m. local time of the recipient

12

or on a day other than a Business Day, then on the next proceeding Business Day, (ii) if delivered by mail in the manner described above to the address as provided in this Section 11, be deemed given on the earlier of the third (3rd) Business Day following mailing or upon receipt and (iii) if delivered by overnight courier to the address as provided for in this Section 11, be deemed given on the earlier of the first (1st) Business Day following the date sent by such overnight courier or upon receipt, in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 11.  Either party hereto from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party.

Section 12.             Remedies.  The Company hereby agrees that, in the event that the Company violates any provisions of this Warrant (including the obligation to deliver shares of Common Stock upon the exercise thereof), the remedies at Law available to the holder of this Warrant may be inadequate.  In such event, the Requisite Holders and, with the prior written consent of the Requisite Holders, the holder of this Warrant, shall have the right, in addition to all other rights and remedies any of them may have, to specific performance and/or injunctive or other equitable relief to enforce or prevent any violations by the Company of this Warrant and/or any other Warrants.

Section 13.             Amendment and Waiver.  No amendment of any provision of this Warrant shall be valid unless the same shall be in writing and signed by the Company and the Requisite Holders.

Section 14.             Descriptive Headings; Governing Law.  The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  The corporation Laws of the Republic of the Marshall Islands shall govern all issues concerning the relative rights of the Company and its shareholders.  All matters concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal Law of the Republic of the Marshall Islands, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the Republic of the Marshall Islands or any other jurisdictions) that would cause the application of the Laws of any jurisdiction other than the Republic of the Marshall Islands.

*  *  *  *  *  *

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the Date of Issuance.

GENERAL MARITIME CORPORATION

By:
Its:
Name:

[Signature Page — GMR Warrant]

ACKNOWLEDGED AND AGREED:

OCM MARINE INVESTMENTS CTB, LTD.

By: Oaktree Capital Management, L.P.
Its: Director

By:
Name:
Title:

By:
Name:
Title:

OCM MARINE HOLDINGS TP, L.P.

By: OCM Marine GP CTB, Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:
Name:
Title:

By:
Name:
Title:

[Signature Page — GMR Warrant]

EXHIBIT A

ASSIGNMENT

FOR VALUE RECEIVED,                                                              hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-          ) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee	Address of Assignee	Number of Underlying Shares Assigned

[Assignor]

By:
Name:
Title:

EXHIBIT B

EXERCISE AGREEMENT

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-        ), hereby agrees to subscribe for the purchase of              shares of the Common Stock covered by such Warrant.

Check one box:

☐    I am attaching a cashier’s, personal or certified check, or have arranged for a wire transfer of immediately available funds to the Company, in an amount equal to the Aggregate Exercise Price.

☐    I hereby surrender to the Company debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price.

☐    In lieu of paying cash, I have elected to receive such lesser number of shares of Common Stock as determined pursuant to Section 1B(ii)  of the attached Warrant.

By:
Name:
Title:

Exhibit C

Form of Registration Rights Agreement

Execution Copy

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of  [        ], 2011 by and among General Maritime Corporation, a Marshall Islands corporation (the “Company”), and each of (i) Peter C. Georgiopoulos, an individual residing at 47 Charles St., New York, New York 10014, (ii) PCG Boss Limited, a Delaware corporation (together with Mr. Georgiopoulos, the “PCG Parties”), (iii) OCM Marine Investments CTB, Ltd., a Cayman Islands exempted company (“Investor”), and (iv) OCM Marine Holdings TP, L.P., a Cayman Islands exempted limited partnership (“Marine Holdings” and, together with Investor, “Oaktree”).

WHEREAS, (x) the Company and Investor have entered into (i) that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of March 29, 2011, by and among General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, each, a Marshall Islands corporation (collectively, the “Borrowers”), the Company, OCM Administrative Agent, LLC, a Delaware limited liability company, and Investor, and that certain Investment Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Investment Agreement”), dated as of March 29, 2011, by and between the Company and Investor, and (y) the Credit Agreement and the Investment Agreement collectively provide for the issuance by the Borrowers to Investor of $200 million in aggregate principal amount of PIK Toggle Floating Rate Second Lien Notes and, in connection therewith, the issuance by the Company to Investor of warrants (such warrants, together with any additional warrants issued with respect thereto, collectively, the “Warrants”) exercisable for shares of Common Stock (the Common Stock issuable upon the exercise of such Warrants, the “Warrant Exercise Shares”);

WHEREAS, the PCG Securityholders are the beneficial owners of certain Registrable Securities issued by the Company, and the Compensation Committee of the Board of Directors of the Company has determined that it is appropriate to extend to the PCG Securityholders the rights provided herein in fulfillment of the Company’s obligations pursuant to that certain letter agreement, dated as of October 24, 2008, between the Company and Peter C. Georgiopoulos, and as a benefit in connection with Mr. Georgiopoulos’ service to the Company as Chairman of its Board of Directors; and

WHEREAS, the Company and the Securityholders deem it to be in their respective best interests to set forth the rights of the Securityholders or other Holders in connection with public offerings and sales of the Registrable Securities.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Securityholders, intending legally to be bound, hereby agree as follows.

Section 1.              Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person shall mean any other Person who either directly or indirectly is in control of, is controlled by, or is under common control with, such Person.

“Agreement” shall have the meaning set forth in the introduction hereof.

“Borrowers” shall have the meaning set forth in the introduction hereof.

“Business Day” shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close.

“Closing Date” shall mean the date of the closing under the Credit Agreement and the Investment Agreement.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning set forth in the introduction hereof.

“Credit Agreement” shall have the meaning set forth in the introduction hereof.

“Delay Notice” shall have the meaning set forth in Section 7(a)(i) hereof.

“Demand Registrations” shall have the meaning set forth in Section 3(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

“Holder” shall mean any Person that owns Registrable Securities, including such successors and assigns as acquire Registrable Securities, directly or indirectly, from such Person, in accordance with Section 15 hereof.  For purposes of this Agreement, (i) the Company may deem the registered holder of a Registrable Security as the Holder thereof, and (ii) a Person shall be deemed to be a Holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities pursuant to the Warrants, whether or not such acquisition has been effected.

“Holder Representative” shall be a representative who is a Holder chosen by Holders of a majority of the Registrable Securities participating in any offering undertaken pursuant to Section 5 hereof, and who shall have such authority as expressly set forth in this Agreement with respect to such offering.

“Indemnified Party” has the meaning set forth in Section 9.

“Investment Agreement” shall have the meaning set forth in the introduction hereof.

“Investor” has the meaning set forth in the introduction above.

“Marine Holdings” shall have the meaning set forth in the introduction hereof.

“Market Value” shall mean the value per share of Common Stock determined as follows: (i) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the “Market Value” shall be the average of the last reported

2

sale price of the Common Stock on such exchange on the last twenty (20) trading days prior to the date on which a demand for registration is made pursuant to Section 3 hereof, or if no such sale is made on any such day, the average closing bid and asked prices for such day on such exchange; or (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the “Market Value” shall be an amount, not less than book value per share of Common Stock at the end of the most recent fiscal year of the Company ending prior to the date on which a demand for registration is made pursuant to Section 3 hereof, determined in good faith and in such reasonable manner as may be prescribed by the Board of Directors of the Company.

“Material Development Condition” shall have the meaning set forth in Section 7(a)(i) hereof.

“Oaktree” shall have the meaning set forth in the introduction hereof.

“PCG Holder Representative” shall be a representative who is a Holder chosen by the Holder(s) of a majority of the PCG Registrable Securities participating in any offering undertaken pursuant to Section 3 hereof, and who shall have the authority to take any action or exercise or waive any right hereunder on behalf of all such Holders with respect to such offering.

“PCG Parties” shall have the meaning set forth in the introduction hereof.

“PCG Registrable Securities” shall mean (i) the 2,938,343 of the shares of Common Stock issued to the PCG Securityholders in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 5, 2008, by and among the Company, Arlington Tankers Limited, General Maritime Subsidiary Corporation (formerly General Maritime Corporation) and the other parties thereto, in exchange for their shares of common stock of General Maritime Subsidiary Corporation originally acquired pursuant to certain acquisition agreements to which General Maritime Subsidiary Corporation was a party, and (ii) any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of the shares of Common Stock referred to in clause (i) above or such other securities previously issued pursuant to this clause (ii), in each case subject to Section 2 hereof.

“PCG Securityholders” shall mean, collectively, Peter C. Georgiopoulos, an individual residing at 47 Charles St., New York, New York 10014, PCG Boss Limited, a Delaware corporation (including its predecessors), and/or any other subsequent Holders of PCG Registrable Securities who acquire their shares in transactions not involving a registration under the Securities Act or a sale of shares in the public markets (provided, that the transferee or assignee of such rights complies with Section 15 hereof).

“Person” shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization, a government or agency or political subdivision thereof or any other entity.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of

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any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Registrable Securities” shall mean, collectively, the PCG Registrable Securities and the Warrant Holder Registrable Securities, as further described in, and subject to, Section 2 hereof.

“Registration Expenses” shall have the meaning set forth in Section 8 hereof.

“Registration Statement” shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Restricted Securities” shall have the meaning set forth in Section 2 hereof.

“Revocation Request” shall have the meaning set forth in Section 3(a) hereof.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

“Rule 415” shall mean Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

“Rule 903” shall mean Rule 903 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

“Rule 904” shall mean Rule 904 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

“SEC” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

“Securityholders” shall mean, collectively, the PCG Securityholders and the Warrant Securityholders.

“Shelf Registration Statement” shall have the meaning set forth in Section 4(a) hereof.

“Underwritten Offering” shall mean a registered offering in which securities of the Company are sold to an underwriter for reoffering to the public.

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“Warrant Exercise Shares” shall have the meaning set forth in the introduction hereof.

“Warrant Holder Registrable Securities” shall mean (i) the Warrant Exercise Shares issued or issuable to the Warrant Securityholders and (ii) any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of such Warrant Exercise Shares or such other securities previously issued pursuant to this clause (ii), in each case subject to Section 2 hereof.

“Warrant Holder Representative” shall be a representative who is a Holder chosen by the Holder(s) of a majority of the Warrant Holder Registrable Securities participating in any offering undertaken pursuant to Section 3 hereof who shall have the authority to take any action or exercise or waive any right hereunder on behalf of all such Holders with respect to such offering.

“Warrant Securityholders” shall mean, collectively, Oaktree and/or any other subsequent Holders of (i) the Warrants or Warrant Exercise Shares, or (ii) any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of such Warrants or Warrant Exercise Shares or such other securities previously issued pursuant to this clause (ii), in each case who acquire such securities in transactions not involving a registration under the Securities Act or a sale of securities in the public markets (provided, that the transferee or assignee of such rights complies with Section 15 hereof).

“Warrants” shall have the meaning set forth in the recitals hereof.

Section 2.              Securities Subject to this Agreement.  The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security.  A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security.  As used herein, the term “Restricted Security” shall mean a Registrable Security which has not been distributed in accordance with an effective Registration Statement and which has not been distributed by a Holder pursuant to Rule 144, Rule 903 or Rule 904, unless, in the case of a Registrable Security distributed pursuant to Rule 903 or 904, any applicable restricted period has not expired or the SEC or its staff has taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or 904 are ineligible for resale in the United States under Section 4(1) of the Securities Act notwithstanding expiration of the applicable restricted period.  Securities shall cease to be Registrable Securities at such time as they are tradeable by the Holder without restriction as to volume pursuant to Rule 144 .

Section 3.              Demand Registration for Underwritten Offerings.

(a)           Demand.

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(i)            PCG Registrable Securities.  Upon the written request of a Holder or Holders of PCG Registrable Securities having an aggregate Market Value of at least $50 million, at any time from the date hereof through [              ], 2021, requesting that the Company effect an Underwritten Offering of PCG Registrable Securities under the Securities Act, which request may specify the intended method of disposition thereof, the Company shall use its reasonable best efforts to file, as expeditiously as possible (and in any event within forty-five (45) days, in the case of a registration on Form S-3 or any successor or substantially similar form, or seventy-five (75) days in the case of a registration on Form S-1 or any successor or substantially similar form), a Registration Statement under the Securities Act for the resale of the PCG Registrable Securities which the Company has been so requested to register by such Holder(s), unless such a Registration Statement with respect to the PCG Registrable Securities is already then in effect; provided, however, that (A) the Company shall not be obligated to effect more than an aggregate of five (5) demand registrations pursuant to this Section 3(a)(i), and (B) no Holder shall deliver a request for a demand registration pursuant to this Section 3(a)(i) for a registration to be effective within 180 days following the last date on which a Registration Statement filed in respect of the previous registration under this Section 3(a), if any, was effective.  No request for registration under this Section 3(a)(i) shall count as one of the permitted demand registrations hereunder unless the PCG Securityholders are able to register and sell at least ninety percent (90%) of the PCG Registrable Securities requested to be included in such registration.

(ii)           Warrant Holder Registrable Securities.  Upon the written request of a Holder or Holders of a majority of the Warrant Holder Registrable Securities requesting that the Company effect an Underwritten Offering of Warrant Holder Registrable Securities under the Securities Act, which request may specify the intended method of disposition thereof, the Company shall use its reasonable best efforts to file, as expeditiously as possible (and in any event within forty-five (45) days, in the case of a registration on Form S-3 or any successor or substantially similar form, or seventy-five (75) days, in the case of a registration on Form S-1 or any successor or substantially similar form), a Registration Statement under the Securities Act for the resale of the Warrant Holder Registrable Securities which the Company has been so requested to register by such Holder(s), unless such a Registration Statement with respect to the Warrant Holder Registrable Securities is already then in effect; provided, however, that (A) the Company shall not be obligated to effect more than an aggregate of five (5) demand registrations pursuant to this Section 3(a)(ii), (B) no Holder shall deliver a request for a demand registration pursuant to this Section 3(a)(ii) for a registration to be effective within 180 days following the last date on which a Registration Statement filed in respect of the previous registration under this Section 3(a), if any, was effective, and (C) the Company shall not be required to effect a registration pursuant to this Section 3(a)(ii) unless the Warrant Holder Registrable Securities to be included in such registration have an aggregate Market Value of at least $20 million, unless (x) the Warrant Holder Registrable Securities to be offered constitute all of the then outstanding Warrant Holder Registrable Securities, and (y) a Demand Registration would reasonably be expected to be the commercially preferred method of disposition of such remaining Warrant Holder Registrable Securities (taking into due account, for purposes of this clause (y), the trading volume of shares of Common Stock for the thirty (30) trading day period immediately prior to the date of

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determination).  No request for registration under this Section 3(a)(ii) shall count as one of the permitted demand registrations hereunder unless the Warrant Securityholders are able to register and sell at least ninety percent (90%) of the Warrant Holder Registrable Securities requested to be included in such registration.

All registrations requested pursuant to this Section 3(a) are referred to herein as “Demand Registrations”.  Upon receipt of any request for any Demand Registration, the Company shall promptly (and in any event within five (5) Business Days) give written notice of such request to all other Holders.  The Company shall include in the requested registration all Registrable Securities requested to be included by such of the other Holders who shall make such request (which request shall not constitute a demand registration permitted under this Section 3(a)) by written notice to the Company delivered within fifteen (15) days of their receipt of the Company’s notice of such Demand Registration.  If the Company shall receive a request for inclusion in the registration of the Registrable Securities of any additional Holder(s), it shall promptly so inform the Holder(s) which made the initial request for registration.

A Holder or Holders requesting a Demand Registration may, at any time prior to the effective date of the Registration Statement relating to such Demand Registration, revoke such request by providing a written notice to the Company revoking such request (a “Revocation Request”).  A Demand Registration shall not be deemed to have been effected (and such Demand Registration shall not count as one of the demand registrations permitted under this Section 3(a)) unless a Registration Statement with respect thereto has become effective and the Registrable Securities registered thereunder for sale on a firm commitment basis are sold to the underwriters thereunder or are not so sold solely by reason of an act or omission by the Holders thereof; provided, however, that if such registration does not become effective after the Company has filed it solely by reason of (x) a Holder’s or Holders’ refusal to proceed (specifically excluding any such refusal following any delivery by the Company of a Delay Notice) or (y) the delivery of a Revocation Request, then such Demand Registration shall, subject to the last sentence of each of Section 3(a)(i) and Section 3(a)(ii), be deemed to have been effected unless the Holder(s) requesting such Demand Registration pay all reasonable out-of-pocket Registration Expenses incurred by the Company (for itself or as a result of its obligation to reimburse such Holder(s)) in connection with such registration.

(b)           Effectiveness of Registration Statement.  The Company agrees to use its reasonable best efforts to (i) cause the Registration Statement relating to any Demand Registration to become effective as promptly as practicable (and in any event within ninety (90) days) following the request for such Demand Registration, (ii) thereafter keep such Registration Statement effective continuously for the period specified in the next succeeding paragraph and (iii) prevent the happening of any event of the kinds described in clauses (4), (5) and (6) of Section 6(a)(ii) hereof.

Except as provided in the last paragraph of Section 3(a) hereof, a Demand Registration will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act and remained continuously effective (except as otherwise permitted under this Agreement) for a period ending on the earlier of (x) the date which is six (6) months after the effective date of such Registration Statement (subject to extension as provided in Section 6(b) hereof) and (ii) the date on which all Registrable Securities

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covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed.

(c)           Inclusion of Other Securities; Cutback.  The Company, and any other holder of the Company’s securities who has registration rights, may include his, her or its securities in any Demand Registration; provided, however, that if the managing underwriter of a proposed Underwritten Offering contemplated by such Demand Registration advises the Holder or Holders in writing that the total amount or kind of securities to be included in such proposed Underwritten Offering is sufficiently large or of a type which such managing underwriter believes would adversely affect the marketability, proposed offering price, timing or method of distribution of the offering, then the amount or kind of securities offered for the account of the following groups of holders shall be reduced pro rata among members of such group in accordance with the number of shares of each such kind of securities held by each of them in the following order of priority (with the securities to be reduced first listed first): (i) securities other than Registrable Securities offered by Persons other than the Company; (ii) securities offered by the Company; and (iii) Registrable Securities; provided, that no Registrable Securities shall be reduced until all securities other than Registrable Securities and securities offered by the Company are entirely excluded from the offering.

Section 4.              Shelf Registration.

(a)           The Company shall prepare and file with the SEC, no later than twelve (12) months following the Closing Date, a Registration Statement covering the resale of the Registrable Securities as would permit or facilitate the resale and distribution of all the Registrable Securities (the “Shelf Registration Statement”).  Subject to the terms and conditions of this Agreement, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC under the Securities Act as promptly as practicable after the filing thereof (and in any event within 24 months following the Closing Date), and to keep the Shelf Registration Statement (subject to the terms and conditions hereof) continuously effective under the Securities Act for (i) in the case of the Warrant Holder Registrable Securities, a period ending on the date on which all Warrant Holder Registrable Securities covered by such Registration Statement either have been sold, and the distribution contemplated thereby has been completed, or have ceased to be Warrant Holder Registrable Securities, and (ii) in the case of the PCG Registrable Securities, a period ending on the earlier of (x) [              ], 2021 and (y) the date on which all PCG Registrable Securities covered by such Registration Statement either have been sold, and the distribution contemplated thereby has been completed, or have ceased to be PCG Registrable Securities.

(b)           The Shelf Registration Statement pursuant to this Section 4 shall, to the extent possible under applicable law, be effected to permit sales on a continuous basis pursuant to Rule 415 under the Securities Act.  Any takedown under the Shelf Registration Statement pursuant to this Section 4 may or may not be underwritten; provided, that (i) Holders may request any underwritten takedown only to be effected as a Demand Registration (in which event, unless such Demand Registration would not require representatives of the Company to meet with prospective purchasers of the Company’s securities, a demand registration must be available to such Holder under Section 3(a) and the number of demand registrations available to such Holder shall be reduced by one (1), subject to, (x) the last paragraph of Section 3(a) hereof and (y) the last sentence of each of Section 3(a)(i) and Section 3(a)(ii) hereof) or (ii) Holders may request an

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unlimited number of underwritten takedowns to be effected in accordance with the terms of Section 5 hereof.  The Company shall be entitled to effect the Shelf Registration Statement on any available form under the Securities Act.

(c)           The Company, and any other holder of the Company’s securities who has registration rights, may include its securities in the Shelf Registration Statement effected pursuant to this Section 4.

Section 5.              Piggyback Registration.  If (x) in the case of the Warrant Securityholders, at any time, and (y) in the case of the PCG Securityholders, at any time on or prior to [              ], 2021, in either case, the Company proposes to file a Registration Statement with respect to any of its equity securities, whether for its own account (other than in connection with any Registration Statement contemplated by Section 3 or Section 4 hereof or a Registration Statement on Form S-4 or S-8 (or any successor or substantially similar form), or in connection with (A) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan) (a “Company Registration”) or for the account of a holder of securities of the Company pursuant to demand registration rights granted by the Company (a “Requesting Securityholder”), other than for the registration of securities for sale on a non-underwritten continuous or delayed basis pursuant to Rule 415 (a “Requesting Securityholder Registration”), then the Company shall in each case give written notice of such proposed filing to all Holders at least twenty (20) Business Days before the anticipated filing date of any such Registration Statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such Registration Statement.  Each Holder desiring to have such Holder’s Registrable Securities registered under this Section 5 shall so advise the Company in writing within fifteen (15) Business Days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein.  Notwithstanding the foregoing, if the managing underwriter of any such proposed Underwritten Offering advises the Company in writing that the total amount or kind of securities to be included in such proposed Underwritten Offering is sufficiently large or of a type which such managing underwriter believes would adversely affect the marketability, proposed offering price, timing or method of distribution of the offering, then the amount or kind of securities offered for the account of the following groups of holders shall be reduced pro rata among members of such group in accordance with the number of shares of each such kind of securities held by each of them in the following order of priority: (i) if a registration under this Section 5 is a Company Registration, then the order of priority shall be (with the securities to be reduced first listed first) (A) securities other than Registrable Securities offered by Persons other than the Company, (B) Registrable Securities, and (C) securities offered by the Company; and (ii) if a registration under this Section 5 is a Requesting Securityholder Registration, then the order of priority shall be (with the securities to be reduced first listed first) (A) securities offered by the Company, and (B)(x) securities other than Registrable Securities offered by Persons other than the Company and (y) Registrable Securities, pro rata among clause (x) and this clause (y) collectively in accordance with the number of securities held by them.  Holders exercising their rights under this Section 5 with respect to a Company Registration in which the Company has been able to sell all of the securities it sought to include in such Company Registration (including by means of the underwriter’s overallotment option) shall be entitled to sell their Registrable Securities by means

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of the underwriter’s overallotment option to the extent not fully utilized by the Company.  Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a Registration Statement referred to in this Section 5 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to the Holder or Holders of the Registrable Securities.

Section 6.                                          Registration Procedures.

(a)                                  General.  In connection with the Company’s registration obligations pursuant to Section 3, Section 4 and Section 5 hereof, at its expense, except as provided in Section 8 hereof, the Company will, as expeditiously as possible:

(i)                                     prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time periods set forth in Section 3(b) and Section 4(a) hereof (provided, that no Registration Statement shall be required to remain in effect after (x) all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement or (y) there are no longer any Registrable Securities covered by such Registration Statement); provided, further, that as soon as practicable, but in no event later than five (5) Business Days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, the Company shall furnish for comment to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, and, except in connection with an offering under Section 5 hereof, shall not file any Registration Statement or amendment or supplement (other than by incorporation) to which the Holders of at least a majority of the Registrable Securities covered by such Registration Statement reasonably object.

(ii)                                  notify the selling Holders and the managing underwriters, if any, promptly (1) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any filing and of the Company’s responses thereto, (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (5) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement of a material fact made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

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(iii)                               if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) being sold in such Underwritten Offering agree should be included therein relating to the sale of the Registrable Securities, including information with respect to the aggregate number of shares of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

(iv)                              permit any Holder which Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of any Registration Statement and to allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included;

(v)                                 furnish to each selling Holder and each managing underwriter, if any, without charge, (1) as many conformed copies as may reasonably be requested, of the then effective Registration Statement and any post-effective amendments thereto, including financial statements, schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference), (2) as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request and (3) such other documents as such Persons may reasonably request in order to facilitate the offering;

(vi)                              use reasonable best efforts to register or qualify, and cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or underwriter reasonably requests in writing and to keep such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to do all other acts or things reasonably necessary or advisable to enable the disposition in such distributions of the securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi), (2) subject itself to general taxation in any such jurisdiction or (3) file a general consent to service of process in any such jurisdiction;

(vii)                           cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

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(viii)                        cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which identical securities issued by the Company are then listed, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Registrable Securities no later than the effective date of such Registration Statement;

(ix)                                provide a CUSIP number for the Registrable Securities no later than the effective date of such Registration Statement;

(x)                                   use reasonable best efforts to prevent the happening of any event of the kinds described in clauses (4), (5) and (6) of Section 6(a)(ii) hereof, and upon the issuance of a stop order, advise Holders selling Registrable Securities of such stop order promptly after the Company receives notice or obtains knowledge thereof and use its reasonable best efforts promptly to obtain the withdrawal of such order;

(xi)                                take all reasonable actions to ensure that any free writing prospectus (as defined in Rule 405 under the Securities Act) utilized in connection with any Demand Registration or registration pursuant to Section 5 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii)                             make available for inspection by any Holder selling Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other pertinent records, corporate and business documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement, subject to any confidentiality restrictions which the Company reasonably deems necessary and such parties agreeing to be bound by a confidentiality agreement (provided, however, that notwithstanding the foregoing or anything contained herein to the contrary, the Company shall not be required to make available for inspection, or otherwise supply, any documents, materials or other information to any Holder, or any of the other Persons set forth above, where the Company reasonably determines that doing so would jeopardize the attorney-client privilege of the Company or any of its subsidiaries or conflict with or violate any law or order);

(xiii)                          otherwise use reasonable best efforts to comply with all applicable securities laws and rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders, as soon as reasonably practicable, earnings statements satisfying the provisions of Section 11(a) of the Securities Act;

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(xiv)                         use reasonable best efforts to promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;

(xv)                            cooperate with each selling Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with Financial Industry Regulatory Authority, Inc.;

(xvi)                         subject to the proviso in paragraph (vi) above, cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities (other than as may be required by the governmental agencies or authorities of any foreign jurisdiction and other than as may be required by a law applicable to a selling Holder by reason of its own activities or business other than the sale of its Registrable Securities);

(xvii)                      in the case of an Underwritten Offering, if reasonably requested by Holders of a majority of the Registrable Securities included in such registration, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and at the time of delivery of any Registrable Securities sold pursuant thereto), one or more cold comfort letters from the Company’s independent certified public accountants addressed to each underwriter, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by cold comfort letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be, to underwriters, to the extent customary and available in accordance with law and professional practice standards;

(xviii)                   use all reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the Registration Statement contemplated hereby; and

(xix)                           subject to Section 4(b), in connection with an Underwritten Offering, enter into such customary agreements (including underwriting agreements in customary form with customary indemnification provisions), and cause senior management of the Company to participate, to the extent reasonably requested by the managing underwriter, in customary efforts to sell the Registrable Securities under the offering, including, without limitation, participating in “road shows” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities), and cause to be delivered to the underwriters opinions of counsel to the Company in customary form covering such matters as are customarily covered by

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opinions for an underwritten public offering as the underwriters may reasonably request and addressed to the underwriters.

The Company may require each seller of Registrable Securities as to which any registration is being effected to, and each such seller of Registrable Securities shall, furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request and as shall be required in connection with any registration referred to herein.

(b)                                 Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(ii) hereof, such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (1) such Holder is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act, (2) such Holder receives copies of a supplemented or amended Prospectus contemplated by this Section 6(b), or (3) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed.  If the Company shall have given any such notice during a period when a Demand Registration is in effect pursuant to Section 3(a), the Company shall extend the period described in Section 3(a)(i), Section 3(b) or clause (ii) of Section 4(a) (as applicable) by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this Section 6(b).  If so directed by the Company, on the happening of such event, the Holder will deliver to the Company (at the Company’s expense), or destroy, all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(c)                                  Selection of Underwriters and Underwriting Arrangements.  With respect to any Underwritten Offering undertaken pursuant to (i) Section 3(a)(i), (A) the PCG Holder Representative shall be entitled to select the managing underwriter with the consent of the Company, (B) the Company shall be entitled to select a co-managing underwriter with the consent of the PCG Holder Representative, and (C) the PCG Holder Representative shall be entitled to approve the underwriting arrangement in respect thereof with the consent of the Company, such consent not to be unreasonably withheld or delayed in case of any of the foregoing clauses (i)(A) through (i)(C) above, and (ii) Section 3(a)(ii), (A) the Warrant Holder Representative shall be entitled to select the managing underwriter with the consent of the Company, (B) the Company shall be entitled to select a co-managing underwriter with the consent of the Warrant Holder Representative, and (C) the Warrant Holder Representative shall be entitled to approve the underwriting arrangement in respect thereof with the consent of the Company, such consent not to be unreasonably withheld or delayed in case of any of the foregoing clauses (ii)(A) through (ii)(C) above.  With respect to any Company Registration as to which Holders have exercised registration rights under Section 5 hereof, (x) the Holder Representative shall be entitled to select a co-managing underwriter with the consent of the Company, and (y) the Company shall be entitled to approve the underwriting arrangement in respect thereof with the consent of the Holder Representative, such consent not to be unreasonably withheld or delayed in case of the foregoing clause (x) or (y) above.

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Section 7.                                          Holdback Agreements.

(a)                                  Hold-Back Election.

(i)                                     In the case of the registration of any underwritten primary offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), or in connection with (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a holder of securities of the Company pursuant to registration rights granted by the Company, upon the request of the managing underwriter, each Holder of five percent (5%) or more of the outstanding shares of Common Stock agrees not to effect any public sale or distribution of Registrable Securities except as part of such underwritten registration, during the period beginning fifteen (15) days prior to the closing date of such underwritten offering and during the period ending on ninety (90) days after such closing date (or such longer period, not to exceed 180 days, plus such additional period as may be required by applicable law or regulation, as may be reasonably requested in writing by the Company and by the managing underwriter or underwriters).  In the event that such Holders are required to refrain from selling Registrable Securities pursuant to this Section 7(a)(i) during the required registration period under Section 3(b) hereof, the period set forth in Section 3(b) hereof shall be extended by the number of days during such required registration period that the Holders were required to refrain from selling Registrable Securities pursuant to this Section 7(a)(i).

(ii)                                  The Company agrees not to effect any public offering or distribution of its securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the 90-day period (or such shorter period as reasonably determined by the underwriters managing the registered public offering) beginning on the effective date of any underwritten Demand Registration or any underwritten registration pursuant to Section 5 (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form) or, for such longer period as is necessary to comply with the securities law or other applicable rules and regulations, unless the underwriters managing the registered public offering otherwise agree.

(b)                                 Material Development Condition. With respect to any Registration Statement filed or to be filed pursuant to Section 3 or Section 4 hereof, if the Board of Directors of the Company determines in good faith that it would be materially detrimental (a “Material Development Condition”) to the Company or any subsidiary or its shareholders for such a Registration Statement to become effective or to be maintained effective, or for sales of Registrable Securities to continue pursuant to the Registration Statement, because of the existence of, or in anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or development involving the Company or any subsidiary, or the unavailability for reasons substantially beyond the Company’s control of any required financial statements, or any other event or condition of similar significance to the Company or any subsidiary, the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice (a “Delay Notice”) to such effect, certified by the

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President or any Vice President of the Company, to each Holder of Registrable Securities included or to be included in such Registration Statement, (i) to cause sales of Registrable Securities by such Holder pursuant to such Registration Statement to cease, (ii) to delay actions to bring about the effectiveness of such Registration Statement and sales thereunder or, upon the written advice of counsel, cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or (iii) in the event no such Registration Statement has yet been filed, to delay filing any such Registration Statement, until, in the good faith judgment of the Board of Directors of the Company, such Material Development Condition no longer exists (notice of which the Company shall promptly deliver to any Holder of Registrable Securities with respect to which any such Registration Statement has been filed).  Notwithstanding the foregoing provisions of this Section 7(b): (1) the Company shall not be entitled to cause sales of Registrable Securities to cease or to delay any registration of Registrable Securities required pursuant to Section 3 or Section 4 hereof by reason of any existing or anticipated Material Development Condition more than a total of three (3) times or for a period of more than an aggregate of ninety (90) days within any consecutive three hundred sixty-five (365) day period, as above provided; (2) in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as hereinbefore provided, the Company shall, as promptly as reasonably practicable prior to, and in any event no later than upon, the expiration of such Material Development Condition, or if sooner, the expiration of such ninety (90)-day period, (x) notify, in writing, the Holders of Registrable Securities included in such registration of such expiration and (y) if requested by the Holders of a majority of the Registrable Securities included in such registration (which request shall not constitute an additional demand registration under Section 3(a)), cause a new Registration Statement covering the Registrable Securities to be filed with the SEC, and the registration period for such new Registration Statement shall be the greater of thirty (30) days or the number of days that remained in the required registration period with respect to the withdrawn Registration Statement at the time it was withdrawn; and (3) in the event the Company elects not to withdraw or terminate the effectiveness of any such Registration Statement but to cause a Holder or Holders to refrain from selling Registrable Securities pursuant to such Registration Statement for any period during the required registration period, such required registration period with respect to such Holders shall be extended by the number of days during such required registration period that such Holders are required to refrain from selling Registrable Securities.

(c)                                  Limitation on Demand, Shelf and Piggyback Registration Rights.  Anything to the contrary contained in this Agreement notwithstanding, when in the written opinion of counsel for the Company (which counsel shall be experienced in securities law matters) registration of the Registrable Securities is not required by the Securities Act and other applicable securities laws in connection with a proposed sale of such Registrable Securities under Rule 144 of the Securities Act, the Holder shall have no rights pursuant to Section 3, Section 4 or Section 5 hereof, to request a registration in connection with such proposed sale; provided, however, that if counsel for such Holder(s) of Registrable Securities reasonably disagrees in its own written opinion delivered to the Company with such written opinion of counsel for the Company, the foregoing limitation on registration rights shall be of no force or effect.

Section 8.                                          Registration Expenses.  All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws (including

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reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), fees of the Financial Industry Regulatory Authority, Inc., transfer and registration fees of transfer agents and registrars, printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including expenses of any special audit or accounting review), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder, reasonable fees and expenses of one counsel for the Holders (and any appropriate local counsel) selected by the holders of a majority of the Registrable Securities included in such registration, and fees and expenses of other Persons retained by the Company (all such expenses being referred to as “Registration Expenses”), shall be borne by the Company; provided, that Registration Expenses shall not include out-of-pocket expenses incurred by the Holders and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities, which shall be paid by the Holders pro rata on the basis of the number of shares registered on their behalf.

Section 9.                                          Indemnification.

(a)                                  Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder, its officers, directors, employees, partners, principals, equity holders, managed or advised accounts, advisors and agents, and each Person who controls such Holder (within the meaning of the Securities Act) (each an “Indemnified Party”), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses and including expenses incurred in settlement of any litigation, commenced or threatened) resulting from any untrue statement (or alleged untrue statement) of a material fact in, or any omission (or alleged omission) of a material fact required to be stated in, any Registration Statement, Prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act) or necessary to make the statements therein (in the case of a Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, as such expenses are incurred, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Indemnified Party expressly for use therein.  The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Holders, if so requested.

(b)                                 Indemnification by Holders.  In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, shareholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the

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Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses and including expenses incurred in settlement of any litigation, commenced or threatened) resulting from any untrue statement (or alleged untrue statement) of material fact in, or any omission (or alleged omission) of a material fact required to be stated in, the Registration Statement, Prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act) or necessary to make the statements therein (in the case of a Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading or any violation by such Holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to such Holder in connection with any such registration, as such expenses are incurred, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion therein.  For the avoidance of doubt, the obligation to indemnify shall be several, and not joint and several, among the Holders.  In no event shall any participating Holder be liable for any amount in excess of the net proceeds (net of payment of all expenses) received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.

(c)                                  Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party’s choice, subject to the written consent of the indemnified party (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying party shall have agreed in writing to pay them, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (C) the named parties to an action, claim or proceeding (including any impleaded parties) include any indemnified party and the indemnifying party or any of its Affiliates and in the reasonable judgment of any such Person, based upon advice of its counsel, (1) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person) or (2) there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party; provided, that the scope of engagement of such counsel shall be limited to such defense or defenses; provided, further, that the indemnifying party shall be responsible to pay the fees and expenses of only one law firm plus one local counsel in each necessary jurisdiction pursuant to these clauses (A), (B) and (C).  The indemnifying party will not be subject to any liability for any settlement made by an indemnified party without its written consent.  The entry of any judgment and any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to an indemnified party of a release from all liability in respect of such claim or litigation shall be subject to the written consent of the indemnified party (such consent not to be unreasonably withheld, conditioned or delayed).  An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (plus one local counsel if required in a specific instance) for all parties indemnified by such indemnifying party with respect

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to such claim.  The failure by an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 9, except to the extent the failure to give such notice is materially prejudicial to the indemnifying party’s ability to defend such action.

(d)           Contribution.  If for any reason the indemnification provided for in Section 9(a) or Section 9(b) hereof is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 9(a) and Section 9(b) hereof, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties, on the one hand, or the indemnified party, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.  In no event shall any participating Holder be required to contribute any amount in excess of the net proceeds (net of payment of all expenses) received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.  In no event shall any participating Holder be liable for any amount in excess of the net proceeds (net of payment of all expenses) received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.

Section 10.            Participation in Underwritten Registrations.  No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting arrangements consented to by the Persons entitled under Section 6(c) to approve such arrangements (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriters, provided that, no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities included in such Underwritten Offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder, such Holder’s title to, and ownership of, the Registrable Securities, such Holder’s power and authority, such Holder’s intended method of distribution, and such other representations and warranties, if any, as may be customary under the circumstances) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 9(b).  Nothing in this Section 10 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

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Section 11.            Limitations on Subsequent Registration Rights.  The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights any terms of which are inconsistent with the rights granted to the Holders hereunder.

Section 12.            Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC (including Rule 144) that may permit the sale of the restricted securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)           make and keep public information regarding the Company available as those terms and understood and defined in Rule 144 under the Securities Act at all times;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time it is subject to such reporting requirements; and

(c)           so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself to any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

Section 13.            Amendments and Waivers.  The provisions of this Agreement, including the provisions of this Section 13, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless (a) with respect to a particular offering hereunder, the Company has obtained the written consent of (i) Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) included in such offering, as determined by the Company, or (ii) the Holder Representative with respect to such offering, or (b) in any other event, the Company has obtained the written consent of Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) then outstanding, as determined by the Company.  Whenever the consent or approval of Holders of a specified number of Registrable Securities is required hereunder, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required number.

Section 14.            Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

(a)           If to a Holder, initially at the address and/or telecopier number set forth below such Holder’s signature to this Agreement, and thereafter at such other address as may be designated by such Holder from time to time by notice given in accordance with the provisions of

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this Section 14, and in the case of Oaktree, with a copy to (which shall not constitute notice) Kirkland & Ellis LLP, 333 South Hope Street, Los Angeles, California 90071, telecopier no.:  (213) 680-8500, Attention: Damon R. Fisher and Hamed Meshki.

(b)           If to the Company, initially at 299 Park Avenue, New York, New York 10171, attention: Chief Financial Officer; telecopier no. (212) 763-5607; confirmation no. (212) 763-5600, with a copy to (which shall not constitute notice) Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, attention: Thomas E. Molner, Esq., telecopier no. (212) 715-8000, and thereafter at such other address or addresses as may be designated by the Company from time to time by notice given in accordance with the provisions of this Section 14.

(c)           All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, telecopier or telegram, on the date of such delivery or, if delivered after 5:00 p.m. local time of the recipient or on a day other than a Business Day, then on the next proceeding Business Day, (ii) in the case of overnight air courier, on the Business Day after the date when sent and (iii) in the case of mailing, on the third (3rd) Business Day following such mailing.

Section 15.            Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without the need for an express assignment to subsequent Holders of the Registrable Securities who acquire their shares in transactions not involving a registration under the Securities Act or a sale of shares in the public markets; provided, that the transferee or assignee of such rights assumes in writing the obligations of such transferor under this Agreement; provided, further, that notwithstanding the foregoing or anything contained herein to the contrary, any transferee or assignee of any Registrable Securities shall deliver to the Company written notice thereof within fifteen (15) days of such transfer or assignment, and if such transferee or assignee fails to deliver such written notice to the Company within such fifteen (15)-day period, such Person shall not be deemed a Holder hereunder.

Section 16.            Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Securityholders may accede to this Agreement at different times by executing a signature page hereto, at which time any such executing Securityholder shall be considered a party hereto; provided that such accession shall not act as a waiver or satisfaction of any other condition precedent under any other agreement between the Company and such Securityholder.

Section 17.            Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 18.            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

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Section 19.            Jurisdiction; Forum.  Each party hereto consents to the jurisdiction and venue of the United States federal and state courts in the Borough of Manhattan, City of New York, for any action, suit or proceeding arising from or in connection with the interpretation or enforcement of this Agreement.  Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum.  To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment.  Each party hereto agrees that personal service of process may be effected by any of the means specified in Section 14, addressed to such party.  The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

Section 20.            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 21.            Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 22.            Effect of Agreement.  Notwithstanding anything contained herein or in any other agreement between or among the Company, Oaktree and/or the PCG Parties to the contrary, in the event that this Agreement is executed and delivered by the Company, on the one hand, and either (x)  the PCG Parties, but not Oaktree, on the other hand, or (y) Oaktree, but not the PCG Parties, on the other hand, then the Persons executing and delivering this Agreement as contemplated by the foregoing clause (x) or (y), as the case may be, shall be deemed to be parties to this Agreement for all purposes hereof (and, without limitation, shall have all of the rights, interests and obligations of a party hereto), notwithstanding the fact that the other such Persons (as contemplated by the foregoing clause (x) or (y), as the case may be) have not executed and delivered this Agreement, and such other Persons which have not executed and delivered this Agreement shall not be deemed to be parties to this Agreement for any purposes hereof (and, without limitation, shall have none of the rights, interests or obligations of a party hereto) unless and until such Persons execute and deliver this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

THE COMPANY:

GENERAL MARITIME CORPORATION

By:
Name:
Title:

THE SECURITYHOLDERS:

Peter C. Georgiopoulos
Address: 47 Charles St., New York, New York 10014
Telecopier no.: [ ]

PCG BOSS LIMITED

By:
Name:
Title:
Address: [47 Charles St., New York, New York 10014]
Attention: [ ]
Telecopier no.: [ ]

[Signature page to Registration Rights Agreement]

OCM MARINE HOLDINGS TP, L.P.

By: OCM Marine GP CTB, Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:
Name:
Title:

By:
Name:
Title:

Address:
c/o Oaktree Capital Management, L.P.
333 South Grand Ave., 28th Floor,
Los Angeles, California 90071
Attention: B. James Ford
Adam Pierce
Telecopier no.: (213) 830-6300

[Signature page to Registration Rights Agreement]

OCM MARINE INVESTMENTS CTB, LTD.

By: Oaktree Capital Management, L.P.
Its: Director

By:
Name:
Title:

By:
Name:
Title:

Address:
c/o Oaktree Capital Management, L.P.
333 South Grand Ave., 28th Floor,
Los Angeles, California 90071
Attention: B. James Ford
Adam Pierce
Telecopier no.: (213) 830-6300

[Signature page to Registration Rights Agreement]